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                             OPERATING AGREEMENT OF
                                  SUMMATION LLC


         THIS OPERATING AGREEMENT of SUMMATION LLC (the "LLC"), dated as of April 3 , 1998 is between Summa Four, Inc., a Delaware corporation ("Summa Four") and Junction, Inc., a Delaware corporation ("Junction"). Each of such persons is sometimes hereinafter referred to individually as a "Member" or an "Initial Member," and such persons are sometimes hereinafter referred to collectively as the "Members" or the "Initial Members";

         WHEREAS, the Members have agreed to form a joint development entity for the purpose of developing a programmable switching platform for use in the telecommunications industry, as more fully described on Schedule A attached hereto (the "Product");

         WHEREAS, the Initial Members intend to form a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act");

         WHEREAS, as soon as practicable after the date hereof, the Initial Members shall cause to be filed in the Office of the Secretary of State of the State of Delaware a Certificate of Organization for the LLC (the "Certificate"); and

         WHEREAS, the Members desire to enter into this Agreement to set forth the agreements among the Members with respect to the LLC, all as more fully set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreements hereinafter set forth, the Initial Members hereby agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

         1.01 Formation of Limited Liability Company; Foreign Qualification. The Members hereby agree to form the LLC as a limited liability company under the Act. The term of the LLC shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware (the "Filing Date").

         The Members shall promptly cause the Certificate to be filed. Prior to the LLC's conducting business in any jurisdiction other than the State of Delaware, the LLC shall comply, to the extent procedures are available, with all requirements necessary to qualify the LLC as a foreign limited liability company in each such jurisdiction where foreign qualification is either necessary or appropriate. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.
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         1.02 Name of the LLC. The name of the LLC shall be Summation LLC.

         1.03 Business of the LLC; Ancillary Agreements. The business of the LLC is to develop and test the Product and thereafter to perform (or subcontract Junction or another entity to perform) maintenance and further development functions with respect to the Product. The LLC may engage in any activities determined by the Members to be directly or indirectly related or incidental to the above business, including, but not necessarily limited to the development of one or more fully operational Product prototypes. In furtherance of, and without limiting the foregoing, the LLC shall (i) enter into an agreement with Summa Four in the form attached hereto as Exhibit I (the "LLC Development Agreement") pursuant to which, (A) the LLC shall arrange for the development and testing of the Product in accordance with the terms, conditions and milestones describe in the LLC Development Agreement and (B) Summa Four shall: (x) make cash payments, as described in the LLC Development Agreement, to the LLC for the purpose of funding the development and testing of the Product, and (y) license to the LLC any Licensed Summa Four Technology (as defined therein) necessary for the development of the Product; (ii) enter into a subcontract agreement with Junction, in the form attached hereto as Exhibit II (the "Junction Subcontract") pursuant to which Junction will develop certain elements of the Product in accordance with the terms, conditions and milestones describe therein; and (iii) grant to Summa Four until March 31, 2003, a paid-up, royalty-free, exclusive, worldwide license for use of the Product in the form attached hereto as Exhibit III (the "Summa License"). The LLC Development Agreement, Summa License and Junction Subcontract are hereinafter collectively referred to as the "Ancillary Agreements."

         1.04 Place of Business of the LLC; Resident Agent. The registered office of the LLC at which the LLC will maintain its records in accordance with the Act, is c/o The Corporation Trust Co., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The LLC's resident agent for service of process in the State of Delaware shall be The Corporation Trust Co., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         1.05 Duration of the LLC. The term of the LLC shall commence upon the filing of the Certificate, and the LLC shall have perpetual existence, unless earlier terminated in accordance with Article VII hereof.

         1.06 Members' Names and Addresses. The name and business address of each Member are set forth on Schedule B attached hereto. Additional Members may be admitted in accordance with the procedures specified in Article VI.

         1.07 No Partnership. The LLC is not intended to be a general partnership, limited partnership or joint venture, and no Member shall be considered to be a partner or joint venturer of any other Member, for any purposes other than foreign and domestic federal, state, provincial and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.


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         1.08 Title to LLC Property. All property owned by the LLC, whether real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property. The LLC may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the LLC shall, for purposes of this Agreement, be treated as if such property were directly owned by the LLC.

         1.09 Nature of Member's Interest. The interests of all of the Members in the LLC are personal property and shall not, under any circumstances, be considered real property.

         1.10 Investment Representations. Each Member, by execution of this Agreement or an amendment hereto reflecting such Member's admission to the LLC, hereby represents and warrants to the LLC that:

              (a) It is acquiring an interest in the LLC for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation thereunder.

              (b) It understands that (i) the interest in the LLC it is acquiring has not been registered under the Securities Act or applicable state securities laws and cannot be resold unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available, (ii) such registration under the Securities Act and such laws is unlikely at any time in the future and neither the LLC nor the Members are obligated to file a registration statement under the Securities Act or such laws, and (iii) the assignment, sale, transfer, exchange, or other disposition of the interests in the LLC is restricted in accordance with the terms of this Agreement.

              (c) It has had such opportunity as it has deemed adequate to ask questions of and receive answers from representatives of the LLC concerning the LLC, and to obtain from representatives of the LLC such information which the LLC possesses or can acquire without unreasonable effort or expense, as is necessary to evaluate the merits and risks of an investment in the LLC.

              (d) It has, either alone or with its professional advisers, sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in investing in the LLC and to make an informed investment decision with respect to such investment.

              (e) It can afford a complete loss of the value of its investment in the LLC and is able to bear the economic risk of holding such investment for an indefinite period.

              (f) (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has full organizational power to execute and


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deliver this Agreement and to perform its obligations hereunder, (iii) its execution, delivery and performance of this Agreement has been authorized by all requisite action on behalf of the entity, and (iv) it has duly executed and delivered this Agreement.

                                   ARTICLE II

                    CAPITAL CONTRIBUTIONS, PROFITS AND LOSSES

         2.01 Capital Accounts. For each Member (and each permitted assignee), the LLC shall establish and maintain a separate Capital Account.

         2.02 Capital Contributions. The value of each Member's capital contribution to the LLC is the amount set forth opposite its name on Schedule B attached hereto.

         2.03 Contributions by Summa Four. Summa Four has caused or will cause to be contributed to the LLC a license to use certain technology pursuant to a license agreement set forth on Schedule C-1 hereto and shall provide funding and certain other property to be used for the development of the Product pursuant to the LLC Development Agreement.

         2.04 Contributions by Junction. Junction has caused to be contributed to the LLC all of its rights, titles and interests in the Product pursuant to an assignment agreement set forth on Schedule C-2 hereto and all of its rights, titles and interests in the work to be produced pursuant to a Junction Subcontract.

         2.05 Additional Capital Contributions. No Member shall be obligated or permitted to contribute any additional capital to the LLC except as provided under Section 2.03. No interest shall accrue on any contributions to the capital of the LLC, and no Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the LLC, including without limitation as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

         2.06 Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 2.06:

              (a) "Capital Account" means a separate account maintained for each Member and adjusted in accordance with Regulations under Section 704 of the Code. To the extent consistent with such Regulations, the adjustments to such accounts shall include the following: there shall be credited to each Member's Capital Account the amount of any cash or the net fair market value of any property actually contributed by such Member to the capital of the LLC and such Member's share of the Net Profits of the LLC and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of any cash and the net fair market value of any property distributed to such Member and such Member's share of the Net


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Losses of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

              (b) "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) upon a contribution of an asset in-kind, such asset's Carrying Value and (ii) in the circumstances described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Carrying Value of all of the Partnership's assets shall be adjusted to their respective fair market values and shall thereafter be adjusted in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "LLC Capital" means an amount equal to the sum of all of the Members' Capital Account balances determined immediately prior to the allocation to the Members pursuant to Sections 2.07(a)(ii) or 2.07(b)(i) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then to be allocated to the Members pursuant to Section 2.07(a)(ii) or decreased by the aggregate amount of Net Losses then to be allocated to the Members pursuant to
Section 2.07(b)(i).

              (e) "Excess Negative Balance" for a Member means the excess, if any, of (i) the negative balance in a Member's Capital Account after reducing such balance by the net adjustments, allocations and distributions described in Treasury Regulation Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the LLC's taxable year are reasonably expected to be made to such Member, over (ii) the amount, if any, which the Member is required to restore to the LLC upon liquidation of such Member's interest in the LLC (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)).

              (f) "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) computed with the following adjustments:

        (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the LLC's assets (in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

        (ii) Any tax-exempt income received by the LLC shall be included as an item of gross income;

        (iii) The amount of any adjustments to the Carrying Values of any assets of the LLC pursuant to Code Section 743 shall not be taken into account; and


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         (iv) Any expenditure of the LLC described in Code Section 705(a)(2)(B)
(including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense.

         2.07 General Allocations of Net Profits and Net Losses.

              (a) Except as provided in Sections 2.08 and 2.09 below (which shall be applied first), any Net Profits of the LLC shall be allocated as follows:

              (i) First, to any Members having negative Capital Account balances, in proportion to and to the extent of such negative balances; and

              (ii) The balance, if any, to the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the then LLC Capital determined by calculating the amount the Member would receive if an amount equal to the LLC Capital were distributed to the Members in accordance with the provisions of Section 3.02 hereof.

              (b) Except as provided in Sections 2.08 and 2.09 below (which shall be applied first), any Net Losses of the LLC shall be allocated among the Members as follows:

              (i) First, to each Member with a positive Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Capital Account balances of all Members having positive Capital Account balances, then the Net Losses shall be allocated to the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, such Member's share of the then LLC Capital determined as set forth in Section 2.07(a)(ii) above; and

              (ii) The balance, if any, to the Members in accordance with their percentage interests as set forth on Schedule B hereto ("Percentage Interests").

         2.08 Allocations of Nonrecourse Deductions and Minimum Gain. Notwithstanding the provisions of Section 2.07 above, if at any time the LLC incurs any "nonrecourse debt" (i.e. debt that is treated as nonrecourse for purposes of Treasury Regulation Section 1.1001-2), the following provisions will apply notwithstanding anything to the contrary expressed elsewhere in this
Agreement:

         (i) "Nonrecourse deductions" (as defined in Treasury Regulation Sections 1.704-2(b) and (c)) other than deductions attributable to "partner nonrecourse debt" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with their respective Percentage Interests;


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         (ii) Nonrecourse deductions attributable to partner nonrecourse debt shall be specially allocated to the Member or Members that bear the economic risk of loss associated with the debt;

         (iii) If in any year there is a net decrease in "partnership minimum gain" (as defined in Treasury Regulation Section 1.704-2(d)) or "partner nonrecourse debt minimum gain" (as defined in Treasury Regulation Section 1.704-2(i)(3), Members will be specially allocated items of income or gain for such year (and/or subsequent years to the extent necessary) in accordance with the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2(f) and/or Treasury Regulation Section 1.704-2(i)(5); and

         (iv) For purposes of (i) calculating a Member's Excess Negative Balance, (ii) calculating the amount of LLC Capital and (iii) making the allocations set forth in Section 2.07 hereof, each Member's Capital Account balance shall be increased by the Member's share of minimum gain and of partner nonrecourse debt minimum gain (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

         2.09 Overriding Allocations of Net Profits and Net Losses. Notwithstanding the provisions of Section 2.07 above, but subject to the provisions of Section 2.08 above, the following allocations of Net Profits and Net Losses and items thereof shall be made:

              (a) If, during any year a Member receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and, as a result of such adjustment, allocation or distribution, such Member's Capital Account has an Excess Negative Balance, then items of gross income (computed with the adjustments set forth in clauses (i), (ii) and (iii) of Section 2.06(f) hereof) for such year (and, if necessary, subsequent years) shall be allocated to such Member in an amount equal to such Member's Excess Negative Balance.

              (b) In no event shall Net Losses of the LLC be allocated to a Member if such allocation would cause or increase an Excess Negative Balance in such Member's Capital Account.

              (c) Except as otherwise provided herein or as required by Code
Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the LLC differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

         2.10 Allocations Upon Transfer or Admission. In the event that a Member acquires an interest in the LLC either by transfer from another Member or by acquisition from the


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LLC, the LLC shall close its books as of the date of the acquisition and Net
Profits, Net Losses and items thereof computed for the portion of the year ending on the date of the acquisition shall be allocated among the Members without regard to such acquisition, and Net Profits, Net Losses and items thereof computed for the portion of the year commencing on the day following the date of the acquisition shall be allocated among the Members taking into account such acquisition. For purposes of determining the date on which the acquisition is deemed to occur, the LLC may make use of any convention allowable under
Section 706(d) of the Code as may be selected by the Board of Managers in its absolute discretion.

                                   ARTICLE III

                               CASH DISTRIBUTIONS

         3.01 Definitions. For purposes of this Agreement, the term "Distributable Cash" means, with respect to any fiscal period, the excess of all cash receipts of the LLC from any source whatsoever, cash generated from normal operations, sales of assets, proceeds of borrowings, capital contributions of the Members, proceeds from a capital transaction, amounts released from reserves, and any and all other sources over the sum of the following amounts:

         (i) any cash disbursements for items which are customarily considered to be "operating expenses", including salary and bonus payments, employee benefits costs, travel costs and rental payments for space and equipment;

         (ii) payments of interest, principal and premium and points and other costs of borrowing under any indebtedness of the LLC;

         (iii) payments made to purchase capital assets, and for capital construction, rehabilitation and acquisitions; and

         (iv) amounts set aside as reserves for working capital, contingent liabilities, replacements or for any of the expenditures described in clauses
(i), (ii) and (iii) above which are deemed by the Members to be necessary to meet the current and anticipated future needs of the LLC.

         3.02 Distribution of Distributable Cash. Distributable Cash of the LLC shall be distributed to the Members, at such times and in such amounts as the Members may determine, in the proportions which their respective Percentage Interests bear to each other.

         3.03 Distributions in Kind. A Member, regardless of the nature of his contribution to the LLC, shall have no right to demand or receive any distribution from the LLC in any form other than cash. The LLC may, at any time and from time to time, make distributions in kind to the Members. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Members. Any


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Member entitled to any interest in such assets shall, unless otherwise determined by the Members, receive separate assets of the LLC and not an interest as a tenant-in-common with other Members so entitled in any asset being distributed.

         3.04 Distributions Upon Transfer or Admission. In the event that a LLC acquires an interest in the LLC either by transfer from another Member or by acquisition from the LLC, the LLC shall close its books as of the date of the acquisition and Distributable Cash and items thereof computed for the portion of the year ending on the date of the acquisition shall be distributed among the Members without regard to such acquisition, and Distributable Cash and items thereof computed for the portion of the year commencing on the day following the date of the acquisition shall be allocated among the Members taking into account such acquisition. For purposes of determining the date on which the acquisition is deemed to occur, the LLC may make use of any convention allowable under
Section 706(d) of the Code selected by the Board of Managers in accordance with
Section 2.10 hereof.


                                   ARTICLE IV

                                   MANAGEMENT

         4.01 Management of the LLC.

              (a) The business and affairs of the LLC shall be managed by or under the direction of a Board of Managers, who may exercise all of the powers of the LLC except as otherwise provided by law or this Agreement (including, without limitation, Section 4.01(b)). All management and other responsibilities not specifically reserved to the Members in this Agreement shall be vested in the Board of Managers.

              (b) Notwithstanding the foregoing Section 4.01(a), the LLC shall not, without the prior written consent of Members owning more than 50% of the Percentage Interests owned by all Members (a "Majority in Interest of the Members"), engage in or undertake any of the following actions or activities (whether by action of the Board of Managers or otherwise):

         (i) causing or permitting the LLC (A) to be a party to a merger, consolidation, share exchange, interest exchange or other transaction authorized by or subject to the provisions of Section 18-209 of the Act, or (ii) to convert into any other type of entity;

         (ii) causing or permitting the LLC to sell or otherwise dispose of, or pledge, mortgage or otherwise encumber, (A) all or substantially all of its assets or (B) any asset, the fair market value or book value of which exceeds $100,000;


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         (iii)    causing or permitting the LLC to incur any indebtedness for borrowed money, or to guarantee any obligation of any other person or entity, in each case other than in the ordinary course of business of the LLC;

         (iv) other than in connection with the Ancillary Agreements, causing or permitting the LLC to make any capital expenditure with respect to any project or item or any series of related projects or items in excess of $100,000;

         (v) other than in connection with the Ancillary Agreements, causing or permitting the LLC to enter into any contract or agreement with a term in excess of one year or involving payments by or to the LLC in excess of $100,000 over the term of such contract or agreement (taking into account any permitted renewals or extensions thereof);

         (vi) causing or permitting the LLC to cancel, amend or restate, or relinquish any material rights under, any Ancillary Agreement or any contract or agreement of the kind described in clause (v) above to which the LLC is a party;

         (vii) causing or permitting the LLC to enter into or engage in any transaction, contract, agreement or arrangement with a Member, Manager, officer or employee of the LLC, or an Affiliate of any of the foregoing, in each case
(A) except for the Ancillary Agreements and (B) involving aggregate consideration the fair market value of which exceeds $100,000;

         (viii) causing or permitting the LLC to enter into or engage in any transaction, contract, agreement or arrangement that (A) is unrelated to the LLC's purposes (as set forth in Section 1.03), (B) otherwise contravenes the Certificate or this Agreement, (C) would make it impossible to carry on the ordinary business of the LLC, or (D) is not for the carrying on of the business of the LLC in the usual way; and

         (ix) causing or permitting the LLC to become Bankrupt or to commence liquidation (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the LLC).

         4.02     Managers.

                  (a) The number of Managers who shall constitute the whole Board of Managers shall be determined by a Majority in Interest of the Members; provided, that, at all times the majority of the Board of Managers shall be designated by Summa Four. The number of Managers who shall initially constitute the whole Board of Managers shall be three (3), two (2) of whom shall be designated by Summa Four and one (1) to be designated by Junction. Robert A. Degan and John Shaw shall serve as the Managers initially designated by Summa Four, and Ted Griggs shall serve as the Manager initially designated by Junction. Managers need not be Members of the LLC.


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                  (b) Each Manager shall hold office until his death,
resignation or removal in accordance with the provisions hereof.

                  (c) Any Manager may resign by delivering his written resignation to (i) any officer of the LLC designated by the Board of Managers to receive such resignations and (ii) each other Member. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  (d) Any Manager may be removed at any time, with or without cause, by the Member which designated such person as Manager as set forth in
Section 4.02(a), by delivering written notice of such removal to (i) any officer of the LLC designated by the Board of Managers to receive such notices, and (ii) each other Member. Such removal shall be effective upon the giving of the notice specified in the preceding sentence to each person or entity entitled thereto, unless such notice is specified to be effective at some other time or upon the happening of some other event.

                  (e) Any vacancy on the Board of Managers resulting from the death, resignation or removal of any Manager shall be filled, as promptly as practicable, by the Member which designated the Manager whose position has become vacant, by designating a replacement Manager in a written notice given to
(i) any officer designated by the Board of Managers to receive such notices, and
(ii) each other Member. Such designation of a replacement Manager shall be effective upon the giving of the notice specified in the preceding sentence to each person or entity entitled thereto, unless such notice is specified to be effective at some other time or upon the happening of some other event.

                  (f) Regular meetings of the Board of Managers may be held without notice at such time and place as shall be determined from time to time by the Board of Managers; provided that any Manager who is absent when such a determination is made shall be given notice of the determination. Special meetings of the Board of Managers may be held at any time and place designated in a call by the officer, if one shall be appointed, serving as the chief executive officer of the LLC or any Manager. Notice of any special meeting of Managers shall be given to each Manager by the officer or the Manager calling the meeting. Notice shall be duly given to each Manager (i) by giving notice to such Manager in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telex or facsimile transmission, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Managers need not specify the purposes of the meeting.

                  (g) At any meeting of the Board of Managers, the vote of a majority of all Managers then in office (whether or not present at the relevant meeting) shall be necessary and sufficient to take any action, unless a different vote is specified by law, the Certificate or this Agreement.


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                  (h) Managers or any members of any committee designated by the
Managers may participate in a meeting of the Board of Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee of the Board of Managers may be taken without a meeting, if the members of the Board or committee, as the case may be, who would be empowered to take the relevant action at a duly convened meeting of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

                  (i) Committees. The Board of Managers may, by resolution, designate one or more committees, each committee to consist of one or more of the Managers of the LLC. Any such committee, to the extent provided in the resolution of the Board of Managers and subject to the provisions of the Act, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the LLC. Each such committee shall keep minutes and make such reports as the Board of Managers may from time to time request. Except as the Board of Managers may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Managers or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in this Agreement for the Board of Managers.

                  (j) Compensation of Managers. Managers may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Members owning a Majority in Interest of the Members may from time to time determine. No such payment shall preclude any Manager from serving the LLC or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

         4.03     Officers.

                  (a) The officers of the LLC shall consist of such officers with such titles as the Board of Managers shall determine; provided, however, that, if the Board determines to establish any officer position with a title expressly referenced in the General Corporation Law of the State of Delaware, such officer shall, to the maximum extent possible, have the duties and responsibilities associated with such officer position under the General Corporation Law of the State of Delaware.

                  (b) No officer need be a Member or a Manager. Any two or more offices may be held by the same person.

                  (c) Except as otherwise provided by law, by the Certificate or by this Agreement each officer shall hold office until his death, resignation or removal, unless a different term is specified in the action of the Board of Managers designating him. Any officer may resign by delivering his written resignation to any Manager or any officer designated by the Board of Managers to receive such resignations. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Managers, by action of the Board of Managers.

                  (d) Except as the Board of Managers may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the LLC.

                  (e) The Board of Managers may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine.

                  (f) Officers of the LLC shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Managers, subject to the provisions of Section 4.01(b).

         4.04 Interpretation of Rights and Duties of Managers and Members. To the fullest extent permitted by the Act and other applicable law, and to the extent not inconsistent with the specific provisions of this Agreement or the Certificate, it is the intention of the parties that:

         (i) the Board of Managers shall act collectively, and no Manager acting individually in his capacity as such shall have any right or authority to bind the LLC; and

         (ii) the Members shall have no power or authority whatsoever with respect to the management of the business and affairs of the LLC.

         4.05 Certain Permitted Transactions. Without limitation of any of its powers set forth in Section 4.01(a) and notwithstanding the provisions of
Section 4.01(b), the Board of Managers is expressly authorized, for, in the name and on behalf of the LLC, to cause the LLC, with no need for any further consent or other action of any of the Members, to enter into, and to perform its obligations under, the Ancillary Agreements to which the LLC is a party.

         4.06 Binding the LLC. Except as the Board of Managers may generally or in any particular case or cases otherwise authorize, and subject to the other provisions of this Agreement and the Certificate, all deeds, leases, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the LLC shall be signed by (i) at least two (2) Managers; or (ii) in the event a chief executive officer is appointed by the Board of Managers, the chief executive officer.

         4.07 Contracts with Members. In addition to the Ancillary Agreements, the LLC may engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the LLC of goods, services or space with any Member or any affiliate of a Member, and may pay compensation in connection with such business, goods, services or space, provided in each case that the relevant agreement, lease, contract or other arrangement or transaction is, to the extent required under
Section 4.01(b), approved by a Majority in Interest of the Members in accordance with the provisions of such Section 4.01(b).

         4.08     Indemnification and Exculpation.

                  (a) No Manager shall have any liability to the LLC or to any Member for any loss suffered by the LLC which arises out of any action or inaction of such Manager if such Manager determined in good faith that such course of conduct was in the best interests of the LLC and such course of conduct did not constitute gross negligence or willful misconduct of such Manager.

                  (b) The Members' respective obligations to each other and to the LLC are limited to the express obligations described in this Agreement and in the Ancillary Agreements, which obligations the Members shall carry out with ordinary prudence and in a manner characteristic of business persons in similar circumstances. Each Member and Manager may, with respect to any vote, consent or approval that it, he or she is entitled to grant pursuant to this Agreement, grant or withhold such vote, consent or approval in its, his or her sole and absolute discretion, with or without cause, and subject to such conditions as it, he or she shall deem appropriate. The Members acknowledge and agree that each of (i) the relationship among them as members of the LLC, and (ii) the relationship of the Managers (solely in their respective capacities as such) to the LLC, in each case as specified in this Agreement, is, to the maximum extent permissible under the Act, contractual in nature and not fiduciary. Accordingly, pursuant to Section 18-1101 of the Act, the Members agree that to the maximum extent permissible under the Act, (i) each Member's fiduciary and any other similar duties and obligations to the LLC or any other Member (if any) shall be eliminated (or, if complete elimination of such duties and obligations is deemed to be not permissible under the Act, then reduced to the maximum extent permissible) hereby, and (ii) no Manager shall have any fiduciary or any other similar duties or obligations to any other person or entity (other than the Member designating such Manager) by virtue of the Members' execution or performance of the terms of this Agreement or such Manager's actions in his capacity as such (or, if complete elimination of such duties and obligations is deemed to be not permissible under the Act, then such duties and obligations shall be reduced to the maximum extent permissible), except as may be otherwise expressly provided herein; provided, however, that nothing contained in this
Section 4.08 shall affect the terms of any relationship or arrangement between any Manager and the Member that designated such Manager.

                  (c) Each Manager shall be indemnified by the LLC against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it with respect to actions taken by such Manager on behalf of the LLC, provided that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the LLC. Without limiting the foregoing, the Board of Managers may elect (on a case by case basis) to permit such indemnification to include payment by the LLC of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification under this
Section 4.08, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any indemnification to be provided hereunder may be provided although the person to be indemnified is no longer a Manager.

                  (d) Notwithstanding the foregoing, no Manager shall be indemnified for any losses, liabilities or expenses arising from or out of a violation of federal or state securities laws or any other intentional or criminal wrongdoing. Any indemnity under this Section 4.08 shall be paid from, and only to the extent of, LLC assets, and no Member shall have any personal liability on account thereof in the absence of a separate written agreement to the contrary. The LLC shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

         4.09 Other Activities. Subject to the compliance with their respective obligations hereunder and under the Ancillary Agreements, the Members, Managers and any Affiliates of any of them, may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members and general or limited partners of corporations, partnerships or other limited liability companies with purposes similar to those of the LLC. Neither the LLC nor any other Member or Manager shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

         4.10 Tax Matters Partner. Summa Four shall be the tax matters partner for the LLC pursuant to Code Sections 6221 through 6231. The tax returns of the LLC shall be reviewed and approved by each Member prior to filing. Such approvals shall not be unreasonably withheld.

                                    ARTICLE V

                        BOOKS, RECORDS AND BANK ACCOUNTS

         5.01 Books and Records. The Board of Managers shall keep or cause to be kept just and true books of account with respect to the operations of the LLC. Such books shall be maintained at the LLC's principal place of business, or at such other place as the Board of Managers shall determine, and all Members, and their duly authorized representatives, shall at all reasonable times have access to such books as well as any information required to be made available to the Members under the Act. The Board of Managers shall not be required to deliver or mail copies of the LLC's Certificate or copies of certificates of amendment thereto or cancellation thereof to the Members, although such documents shall be available for review and/or copying by the Members at the LLC's principal place of business.

         5.02 Accounting Basis and Fiscal Year. The LLC's books shall be kept on the accrual method of accounting, or on such other method of accounting as the Board of Managers may from time to time determine, and shall be closed and balanced at the end of each fiscal year of the LLC. The fiscal year of the LLC shall end on March 31 of each year.

         5.03 Bank Accounts. The Board of Managers, or such officer or officers as may be designated by the Board of Managers, shall be responsible for causing one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred by the Board of Managers in connection with the business of the LLC, and in which shall be deposited any and all cash receipts of the LLC. All deposits and funds not needed for the operations of the LLC may be invested in such short-term investments as the Board of Managers may determine. All such amounts shall be and remain the property of the LLC, and shall be received, held and disbursed by the Board of Managers for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the LLC, and no other funds shall in any way be commingled with such funds.

         5.04 Reports to Members. Within 60 days after the end of each fiscal year, the Board of Managers shall cause the LLC to furnish to each Member such information as may be needed to enable the Members to file their federal income tax returns and any required state income tax returns. The cost of such reporting shall be paid by the LLC as a LLC expense. Any Member may, at any time, at its own expense, cause an audit of the LLC books to be made by a certified public accountant of its own selection. All expenses incurred by such accountant shall be borne by such Member.

                                   ARTICLE VI

                        TRANSFERS OF INTERESTS OF MEMBERS

         6.01     Substitution and Assignment of Member's Interest.

                  (a) No Member may sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of its interest in the LLC (whether voluntarily, involuntarily or by operation of law), unless a Majority in Interest of the Members shall have previously consented to such assignment in writing, the granting or denying of which consent shall be in such Members' absolute discretion, provided, nevertheless, that no such consent shall be required for any such transfer (i) which is a part of the transfer of substantially all of the assets of Summa Four, whether by merger or otherwise or (ii) which is to an entity which is wholly owned by Summa Four.

                  (b) No assignment of the interest of a Member shall be made if, in the opinion of counsel to the LLC, such assignment (i) may not be effected without registration under the Securities Act of 1933, as amended, (ii) would result in the violation of any applicable state securities laws, (iii) unless consented to by the Members, would result in a termination of the LLC under Section 708 of the Code or (iv) unless consented to by the Majority in Interest of the Members, would result in the treatment of the LLC as an association taxable as a corporation or as a "publicly-traded limited partnership" for tax purposes. The LLC shall not be required to recognize any assignment until the instrument conveying such interest has been delivered to the LLC for recordation on the books of the LLC. Unless an assignee becomes a substituted Member in accordance with the provisions of Section 6.01(c), it shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive all or part of the share of the Net Profits, Net Losses, cash distributions or returns of capital to which his assignor would otherwise be entitled.

                  (c) An assignee of the interest of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if, and only if:

         (i)      the assignor gives the assignee such right;

         (ii) a Majority in Interest of the Members consent to such substitution;

         (iii) the assignee or the assignor pays to the LLC all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in the review and processing of the assignment and in amending this Agreement; and

         (iv) the assignee executes and delivers such instruments, in form and substance satisfactory to the LLC, as may be necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

                  (d) The LLC and the Members shall be entitled to treat the record owner of any interest in the LLC as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Members and recorded on the books of the LLC. The Members may refuse to accept an assignment until the end of the next successive quarterly accounting period. In no event shall any interest in the LLC, or any portion thereof, be sold, transferred or assigned to a minor or incompetent, and any such attempted sale, transfer or assignment shall be void and ineffectual and shall not bind the LLC.

         6.02 Additional Members. Except as provided in Section 6.01, additional Members may be admitted to the LLC only upon the written consent of Members owning more than 75% of the Percentage Interests owned by all Members (a "Super Majority in Interest of the Members"), and any such consent shall specify the capital contribution, Percentage Interest and any other rights and obligations of such additional Member. Such approval shall bind all Members. In connection with any such admission, this Agreement (including Schedule A) shall be amended to reflect the additional Member, its capital contribution, if any, its Percentage Interest, and any other rights and obligations of the additional Member.

         In connection with any such admission of additional Members, the Percentage Interests of the Members shall be diluted proportionately, based on their respective Percentage Interests immediately prior to any such dilution. Without in any way limiting the foregoing, upon the approval of a Super Majority in Interest of the Members, the interest of any third party, admitted to the LLC pursuant to this Section 6.02, in the Net Profits, Net Losses and distributions of cash or property of any nature may have such priority or priorities in relationship to the interests therein of the Members; provided that, the relative priorities of the Members, prior to the admission of any such new member, in the Net Profits, Net Losses and cash distributions of any nature of the LLC shall not be altered as a result of the admission of any such new member.

         Each Member, and each person who is hereinafter admitted to the LLC as a Member, hereby (i) consents to the admission of any such third party on such terms as a Super Majority in Interest of the Members may determine (subject to the provisions of this Section 6.02), and to any amendment to this Agreement which may be necessary or appropriate to reflect the admission of any such third party and the terms on which it invests in the LLC, and (ii) acknowledges that, in connection with any admission of any such person, such Member's interest in allocations of Net Profits and Net Losses and distributions of cash and property of the LLC, and net proceeds upon liquidation of the LLC, may be diluted or otherwise altered (subject to the provisions of this Section 6.02). Any amendment to this Agreement which shall be made in order to effectuate the provisions of this Section 6.02 shall be executed by Members representing a Super Majority in Interest of the Members, and any such amendment shall be binding upon all of the Members. No provision of this Section 6.02 shall be amended without the express written consent of the Initial Members.

                                   ARTICLE VII

                           DISSOLUTION AND TERMINATION

7.01     Events Causing Dissolution.

                  (a)      The LLC shall be dissolved upon the earliest of:

                           (i)      [Reserved];

                           (ii) a date designated in writing by Members who hold a Super Majority in Interests of the Members;

                           (iii) Subject to Section 7.01(b), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member (a merger of a Member may be deemed to be a dissolution for purposes of this Section 7.01(a)(iii) if a Majority in Interest of the Members shall so advise the other Members in writing within 30 days after having been notified of the merger);

                           (iv) the sale or other disposition of all of the LLC's assets;

                           (v)      the entry of a decree of judicial
                                    dissolution under Section 18-802 of the Act;
                                    or

                           (vi)     May 31, 2005.

                  (b) Notwithstanding the occurrence of an event specified in Section 7.01(a), the LLC shall not be dissolved and its business and affairs shall not be discontinued, and the LLC shall remain in existence as a limited liability company under the laws of the State of Delaware, if Majority in Interest of the Members elect within 90 days after such occurrence to continue the LLC and the LLC's business.

                  (c) Dissolution of the LLC shall be effective on the day on which the event occurs giving rise to the dissolution, but the LLC shall not terminate until the LLC's Certificate shall have been canceled and the assets of the LLC shall have been distributed as provided herein. Notwithstanding the dissolution of the LLC, prior to the termination of the LLC, as aforesaid, the business of the LLC and the affairs of the Members, as such, shall continue to be governed by this Agreement. The Board of Managers or a liquidator appointed by the remaining Members (who may be a Member), shall liquidate the assets of the LLC, and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the LLC's Certificate.

7.02     Distributions Upon Liquidation.

                  (a) After payment of liabilities owing to creditors, the liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC. Said reserves may be paid over by such liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as such liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in paragraph (b) below.

                  (b) After paying such liabilities and providing for such reserves, the liquidator shall cause the remaining net assets of the LLC to be distributed to all Members in accordance with their Percentage Interests in the LLC. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities.

                                  ARTICLE VIII

                KEY EMPLOYEES AND CERTAIN OWNERSHIP ADJUSTMENTS;
                       CONFIDENTIALITY AND NON-COMPETITION

         8.01 Key Employee and Certain Ownership Adjustments. A significant portion of Junction's interest in the LLC is based upon services to be provided to the LLC by Ted Griggs, a key employee of Junction (the "Key Employee"); and Summa Four has invested in the LLC with the expectation and in reliance upon the fact that such services will be provided to the LLC by the Key Employee. Therefore, it is agreed, and Junction covenants, that until such time as all of the Junction's right title and interests in the LLC (the "Junction Interest") is purchased by Summa Four, Junction shall engage the Key Employee to work on the development and/or testing of the Product on a full time basis ("Full Time Product Development"). Full Time Product Development means the Key Employee devotes his entire business time, attention and energies to the development and/or testing of the Product and other matters necessarily related thereto. Further, it is agreed that (i) if at any time on or prior to March 31, 1999, the Key Employee is not engaged in Full Time Product Development, then Junction's Percentage Interest in the LLC shall be reduced to 5%; and (ii) if at any time after March 31, 1999, but prior to April 1, 2000, the Key Employee is not engaged in Full Time Product Development, then Junction's Percentage Interest in the LLC shall be reduced to 15%. Notwithstanding the foregoing sentence, Junction's Percentage Interest shall not be reduced in accordance with the preceding sentence in the event that Summa Four and Junction shall have agreed in writing, prior to the date that the Key Employee ceases to be in engaged in Full Time Product Development, to terminate all further development of the Product. Any reduction in Junction's Percentage Interest in the LLC under this
Section 8.01 shall result in a corresponding increase in Summa Four's Percentage Interest in the LLC.

         8.02 Confidentiality and Non-Competition. Junction acknowledges that it is a closely held corporation which exists primarily to develop certain portions of the Product and that its stockholders, directors, employees, officers and consultants shall in the course of Junction's development and testing of the Product acquire knowledge of certain proprietary information of Summa Four and the LLC and, therefore, Junction agrees to cause each of its stockholders, directors, employees, officers and consultants ("Junction Insiders"), to enter into confidentiality and non-competition agreements requiring such Junction Insiders to comply with confidentiality and non-competition obligations substantially the same as those contained in Article 7 of the Junction Subcontract ("Confidentiality and Non-Competition Agreements"). Junction further agrees that the failure of any of the Junction Insiders to enter into a Confidentiality and Non-Competition Agreement in a timely manner or the breach of a Confidentiality and Non-Competition Agreement by any of the Junction Insiders would cause substantial and irreparable harm to the LLC and Summa Four. Therefore, Junction agrees that its Percentage Interest in the LLC (i) shall be reduced to zero in the event that either Junction or the Key Employee does not enter into a Confidentiality and Non-Competition Agreement in a timely manner or if either Junction or the Key Employee shall breach any such Confidentiality and Non-Competition Agreement and (ii) shall be reduced 5 percentage points (i.e., from 25% to 20%, from 20% to 15%, etc.) (A) for each Junction Insider (other than the Key Employee) who does not enter into a Confidentiality and Non-Competition Agreement in a timely manner and (B) for each Junction Insider that breaches any such Confidentiality and Non-Competition Agreement. Junction agrees that the provisions contained in this Section 8.02 are necessary for the protection of the business and goodwill of the LLC and Summa Four and, therefore, agrees that in addition to any remedies contained herein, or such other remedies which may be available, the LLC and/or Summa Four shall have the right to injunctive relief.

         8.03 Amendment of Article VIII. No provision of this Article shall be amended without the express written consent of the Initial Members.


                                   ARTICLE IX

                                     BUYOUTS

         9.01 Buyout Options. During the period commencing on April 1, 2000 through March 31, 2002 (the "Buyout Period"), Summa Four in its sole and absolute discretion may require Junction to sell all of the Junction Interest to Summa Four or its designee (the "Summa Call Option") or Junction in its sole and absolute discretion may require Summa Four, or Summa Four's designee, to purchase all of Junction's interest in the LLC (the "Junction Put Option"). The Summa Call Option and the Junction Put Option are hereinafter collectively referred to as the "Buyout Options."

         9.02     Exercise of Buyout Options.

         (a) An Initial Member may only exercise its Buyout Option by providing notice to the other Initial Member that it is exercising its Buyout Option (the "Exercise Notice"). The Exercise Notice shall only be effective if given prior to the end of the tenth business day after the date that Summa Four's quarterly financial results for any financial quarter during the Buyout Period are first released by Summa Four for public dissemination. Such notice shall be deemed to be given (a) on the business day when sent if sent by express mail, receipt confirmed, or commercial overnight delivery service providing a receipt for delivery, (b) on the date of hand delivery or (c) on the date actually received, if sent by any other method (the "Buyout Notice Date"). For purposes of this Section, a "business day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a legal holiday in the State of New Hampshire. The Exercise Notice shall specify the Buyout Closing Date, the Buyout Purchase Price (as defined below) and shall be accompanied by a statement of the value of the LLC (the "LLC Value") as of the last day of Summa Four's fiscal quarter immediately preceding the Buyout Notice Date (the "Calculation Date"), calculated in accordance with the relevant valuation formula (the "Valuation Formula") included in the Valuation and Joint Venture Analysis prepared by Wessels, Arnold & Henderson, L.L.C., dated January 8, 1998, a copy of which is attached hereto as Schedule E, and for purposes of the Valuation Formula, the term "SUMA/LLC equipment revenue" shall have the meaning set forth on Schedule E-1 attached hereto. The price payable by Summa Four upon the exercise of its Buyout Option (the "Buyout Purchase Price") shall be (i) in the case of a Summa Call Option, the LLC Value, including the applicable premium amount specified in the Valuation Formula, times Junction's Percentage Interest in the LLC as of the Calculation Date, and
(ii) in the case of a Junction Put Option, the LLC Value, less the applicable discount amount specified in the Valuation Formula, times Junction's Percentage Interest in the LLC as of the Calculation Date. In the event that Summa Four's Common Stock is no longer publicly traded as of the Calculation Date, for purpose of the Valuation Formula, Summa Four shall be deemed not to have positive earnings and the SUMA LTM Revenue Multiple shall be deemed to be the same as the SUMA LTM Revenue Multiple at the close of business on the last day Summa Four's Common Stock was publicly traded; provided, that for the purposes of this Section 9.02(a), SUMA LTM Revenue shall be based on the publicly disclosed revenues of Summa Four covering the most recent twelve month period prior to the Calculation Date.

         (b) At Summa Four's option, Summa Four may elect to pay the Buyout Purchase Price, in whole or in part, in shares of Summa Four Common Stock. In such case, the value of the Summa Four Common Stock shall equal the average of the high bid and low ask prices for Summa Four's Common Stock on the Nasdaq National Market on the Calculation Date (if no shares of Summa Four Common Stock are traded on the Calculation Date, then the determination of the value of the Summa Four Common Stock shall be made as of the closest date prior to the Calculation Date that shares of Summa Four Common Stock were traded on the Nasdaq National Market).

         9.03 Applicability of Article IX to transferees of Junction Membership Interests. If Junction shall have transferred any of its interest in the LLC in accordance with Article VI (the "Transferred Interest") to any person or entity (each, a "Junction Transferee"), then all such Transferred Interests shall be subject to the Buyout Option and shall be deemed to be part of the Junction Interest. No such Transferred Interest shall have been effectively transferred to any Junction Transferee until such Junction Transferee shall have agreed in writing to be bound by the provisions contained in this Article IX. In the event that Summa Four shall purchase all of the Junction Interests, pursuant to the exercise of a Buyout Option, it shall as part of such transaction also purchase all of the Transferred Interests.

         9.04 Closing of Purchase and Sale of Junction Interest. The closing (the "Closing") of the purchase and sale of the Junction Interest shall take place at the principal office of the LLC no later than 60 days after the Buyout Notice Date (the "Buyout Closing Date").

(a) Closing Other Than Upon Exercise of the Summa Call Option. The Closing, other than upon the exercise of the Summa Call Option shall be effected by (i) the delivery by Junction, and, if applicable, any Junction Transferee selling LLC interests to Summa Four under this Article IX (collectively, the "Buyout Sellers") to Summa Four of an assignment of such Buyout Seller's Junction Interest in form and substance reasonably acceptable to Summa Four, containing a general warranty of title as to such Buyout Seller's Junction Interest (including, without limitation, that such Junction Interest is not subject to any liens, pledges, security interests or other encumbrances) against, (ii) the delivery by Summa Four to such Buyout Seller of 75% of the amount of the Buyout Purchase Price payable to such Buyout Seller by certified check, wire transfer of immediately available funds to the bank account designated by such Buyout Seller, and/or, if Summa Four so elects, shares of Summa Four Common Stock as provided in Section 9.02(b). Except in the case of a Summa Call Option, for a period of one year after the entire Junction Interest has been purchased by Summa Four (the "Final Buyout Closing Date"), Junction shall provide maintenance and support for the Product on terms reasonably acceptable to Summa Four; and Junction and Summa Four shall, in good faith, negotiate the terms and conditions for providing such maintenance and support and shall enter into a maintenance and support agreement on or prior to the Buyout Closing Date. The remaining 25% of the amount of any Buyout Purchase Price payable to each such Buyout Seller (the "Escrow Amount") shall be delivered into escrow until the Final Buyout Closing Date to secure Junction's obligations under Section 8.02 hereof, Article 7 of the Junction Subcontract and its obligation to provide maintenance and support during the one year period following the Buyout Closing Date. Failure to comply with Section 8.02 hereof, Article 7 or breach of its obligations under the maintenance and support agreement shall terminate Junction's right, and the rights of any Junction Transferees, to receive the Escrow Amount. Junction and Summa Four shall, in good faith, negotiate the terms and conditions of an escrow agreement with respect to the Escrow Amount and shall enter into an escrow agreement on or prior to the first Buyout Closing Date.

(b) Closing Upon Exercise of the Summa Call Option. The Closing, upon the exercise of the Summa Call Option shall be effected by (i) the delivery by each of the Buyout Sellers to Summa Four of an assignment of such Buyout Seller's Junction Interest in form and substance reasonably acceptable to Summa Four, containing a general warranty of title as to such Buyout Seller's Junction Interest (including, without limitation, that such Junction Interest is not subject to any liens, pledges, security interests or other encumbrances) against, (ii) the delivery by Summa Four to such Buyout Seller of 100% of the amount of the Buyout Purchase Price payable to such Buyout Seller by certified check, wire transfer of immediately available funds to the bank account designated by such Buyout Seller, and/or, if Summa Four so elects, shares of Summa Four Common Stock as provided in Section 9.02(b).

         9.05 Buyout Options Not Exercised. If neither Summa Four nor Junction exercises its Buyout Option prior to the end of the tenth business day after the date that Summa Four's quarterly financial results for the financial quarter ended December 31, 2001 have been released for public dissemination (the "Final Exercise Date"), then May 31, 2002 shall be deemed to be the Buyout Closing Date and Summa Four shall be obligated to buy and Junction and any and all Junction Transferees shall be obligated to sell all of the Junction Interests on or prior to May 31, 2002 in accordance with the provisions set forth in Section 9.02, except that the Valuation Formula shall not include any discount or premium and the Calculation Date shall be April 1, 2002. All other provisions of this
Article IX relating to the sale of the Junction Interests, other than the provisions of Section 9.04(b), shall also apply to a sale made under this
Section 9.05, including, but not necessarily limited to, Summa Four's option to pay the purchase price in shares of Common Stock, the entering into a maintenance and support agreement for a term or one year after the Buyout Closing Date and the escrow arrangement to secure Junction's obligations under
Section 8.02 hereof, Article 7 of the Junction Subcontract and under the maintenance and support agreement.

         9.06 Acquirer's Option.

         (a) Exercise of Acquirer's Option. Notwithstanding any other provision contained herein, in the event that Summa Four shall be acquired by way of merger, sale of substantially all its assets or otherwise, by a third party (the "Acquirer"), and such Acquirer does not desire to continue to support the development and/or marketing of the Product, such Acquirer shall have the option, exercisable within thirty (30) days after the acquisition by it of Summa Four, by providing written notice of its decision to exercise the Acquirer's Option to Junction and all Junction Transferees (collectively referred to as the Buyout Sellers), to purchase all of the Junction Interests (the"Acquirer's Option").

         (b) Purchase Price of Acquirer's Option. Upon exercise of the Acquirer's Option, all Buyout Sellers shall be obligated to sell their respective Junction Interests to the Acquirer. The aggregate purchase price for all the Junction Interests (the "Acquirer's Purchase Price") shall be $2,500,000.


         (c) Closing Upon Exercise of the Acquirer's Option. The Closing, upon the exercise of the Acquirer's Option shall be effected by (i) the delivery by each of the Buyout Sellers to the Acquirer of an assignment of such Buyout Seller's Junction Interest in form and substance reasonably acceptable to the Acquirer, containing a general warranty of title as to such Buyout Seller's Junction Interest (including, without limitation, that such Junction Interest is not subject to any liens, pledges, security interests or other encumbrances) against, (ii) (A) the delivery by the Acquirer to such Buyout Seller of 100% of the amount of the Acquirer's Purchase Price payable to such Buyout Seller by certified check, wire transfer of immediately available funds to the bank account designated by such Buyout Seller and (B) the delivery by the Acquirer to such Buyout Seller of an undertaking whereby the Acquirer represents that it will not market or develop the Product at any time in the future, without the express written consent of the holders of a majority of the Junction Interests sold to the Acquirer.

         9.07 Amendment of Article IX. No provision of this Article shall be amended without the express written consent of the Initial Members.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 Notices. Except for notices of meetings of the Board of Managers, notice of which shall be given in the manner provided in Section 4.02, and notices in connection with the exercise of a Buyout Option, which shall be given in the manner provided in Section 9.02, any and all notices under this Agreement shall be deemed given (a) on the first business day after being sent by express mail, receipt confirmed, or commercial overnight delivery service providing a receipt for delivery, (b) on the date of hand delivery or (c) on the date actually received, if sent by any other method. In order to be effective, all such notices shall be addressed, if to the LLC (or a specified officer thereof), at 25 Sundial Avenue, Manchester, NH 03103-7251, and if to a Member or Manager, at the last address of record on the books of the LLC, and copies of such notices shall also be sent to the last address for the recipient which is known to the sender, if different from the address so specified.

         10.02 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

         10.03 Amendments. Except as otherwise specifically provided in this Agreement (including without limitation, Sections 8.03, 6.02 and 9.07), this Agreement may be amended or modified only by a Majority in Interest of the Members; provided that (x) no such amendment shall increase the liability of, increase the obligations of or adversely affect the interest of, any Member without the specific approval of such Member; (y) if any provision of this Agreement provides for the approval or consent of a greater number of Members or of Members holding a higher percentage of the total Percentage Interests of the Members, any amendment effectuated pursuant to such provision, and any amendment to such provision, shall require the approval or consent of such greater number of Members or of Members holding such higher percentage of the Percentage Interests.

         10.04 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

         10.05 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         10.06 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         10.07 Captions. Titles or captions of Articles or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         10.08 Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

         10.09 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be fully performed therein.

         10.10 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be submitted to mediation by a neutral, independent panelist selected by the disputing Members to hear the dispute and to act as mediator. Such mediation shall not be binding. If such dispute is not resolved by mediation, it shall be finally resolved by arbitration. Either party to a dispute may initiate an arbitration by serving a Notice of Arbitration (the "Notice") upon the other party. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by each of the disputing Members within fifteen (15) days after the serving of the Notice and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator by the date which is thirty (30) days after the serving of the Notice, then by the President of the American Arbitration Association by the date which is thirty-five (35) days after the serving of the Notice. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire within sixty (60) days after the serving of the Notice, and shall be the exclusive forum for resolving such dispute. The decision of the arbitrators shall be made within ninety (90) days after the serving of the Notice and shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Section 10.10 to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         10.11 Gender, Etc. In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

         10.12 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or of the LLC other than a Member who is such a creditor of the LLC.

         IN WITNESS WHEREOF, the Members have signed and sworn to this Agreement under penalties of perjury as of the date first above written.

                                 MEMBERS:

                                 SUMMA FOUR, INC.

                                 By: /s/ Robert A. Degan
                                     ----------------------------------
                                 Name:  Robert A. Degan
                                 Title:  President & CEO

                                 JUNCTION, INC.


                                 By: /s/ Ted Griggs
                                     ----------------------------------
                                 Name:  Ted Griggs
                                 Title: CEO

                                  SUMMATION LLC

                                   SCHEDULE A

                             DESCRIPTION OF PRODUCT

The "Product" is defined as "A Compact PCI, carrier grade switch that incorporates a standards-based operating system (Windows NT), standards-based Application Programming Interfaces (S.100 and TAPI 3.0), and standards-based card level media technology (H.110)."

                                  SUMMATION LLC

                                   SCHEDULE B

            NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF THE MEMBERS


Name and                         Capital                    Percentage
Business Address                 Contribution               Interest
----------------                 ------------               --------
Summa Four, Inc.
25 Sundial Avenue
Manchester, NH 03103-7215          $750                       75%*

Junction, Inc.
21040 Homestead Avenue
Suite 205
Cupertino, CA  95014               $250                       25%*


         *   Subject to Adjustment (See Article VIII)

                                  SCHEDULE C-1


                Summa Four License of Technology to Summation LLC


         This LICENSE AGREEMENT ("Agreement") dated as of April 3, 1998 (the "Effective Date") by and between SUMMA FOUR, INC. ("Summa Four"), a Delaware corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242, and SUMMATION LLC ("LLC" and together with Summa Four shall be referred to as the "Parties" to this Agreement), a Delaware limited liability company with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242.

         WHEREAS, LLC was formed as of the date hereof pursuant to an Operating Agreement executed by Summa Four and Junction, Inc. (the "Operating Agreement");

         WHEREAS, Summa Four has agreed to contribute a license to use certain Summa Four Technology to the LLC for use in the development of the Product (as defined in the "Operating Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                              Article I. DEFINITION

         As used in this Agreement, "Licensed Rights" means any and all patents (including without limitation substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations or continuations-in-part), copyrights, works of authorship, object code, source code, data bases, inventions, mask work rights, trademarks, service marks, trade names, logos, other commercial symbols, trade secrets, know-how, confidential or proprietary information, other intellectual or industrial property rights, registrations or applications for any of the foregoing, and other information with respect to the Product which is, as of the Effective Date, owned, possessed or controlled by Summa Four or which Summa Four has the right to use and sublicense.

                   Article II. CONTRIBUTION OF LICENSED RIGHTS

         2.1. Contribution. As consideration for its ownership interest in LLC, Summa Four hereby grants to the LLC a non-transferable, paid-up, royalty-free, non-exclusive, license in the Licensed Rights, including all rights to modify and enhance and rights to license or sublicense any or all of such rights solely for use in the development and/or testing of the Product.

         2.2. Transfer of Information. Summa Four shall provide LLC with reasonable technical assistance in order to transfer to LLC all information and documentation related to the Licensed Rights.

             Article III. REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1. Representations, Warranties and Covenants of Summa Four. Summa Four hereby represents, warrants and covenants that:

              (a) it has the legitimate and full authority (i) to grant the License Rights to the LLC and (ii) to enter into and perform all of the terms of this Agreement;

              (b) there is no provision in its Certificate of Incorporation or By-Laws, and no provision in any existing mortgage, indenture, contract or agreement binding on it which would be contravened by the execution, delivery or performance by it of this Agreement;

              (c) no consent of any trustee or holder of any of its indebtedness is or shall be required as a condition to the validity of this Agreement;

              (d) there is no action or proceeding pending or insofar as it knows or ought to know threatened against it before any court, administrative agency or other tribunal which might have a material adverse effect on its business or condition, financial or otherwise. Summa Four knows of no claim by any third party of infringement or misappropriation by Summa Four on such party's patent, trademark, service mark, copyright, mask work, trade secret or other intellectual property rights;

              (e) Subject to the rights of licensors with respect to any property included in the Licensed Rights which has been licensed to Summa Four, the Licensed Rights are free and clear of all liens, pledges, easements, mortgages, security interests, charges, clouds, restrictions and other encumbrances. The use by LLC of the Licensed Rights (in their form as of the Effective Date) shall not infringe on, or constitute a misappropriation of, any third-party rights, including intellectual property rights;

              (f) By accepting the Licensed Rights, LLC shall not be assuming any liabilities, debts or other obligations associated with the Licensed Rights which result from acts or omissions of Summa Four or any other person or party on or before the Effective Date.

         3.2. Representations and Warranties of LLC. LLC hereby represents, warrants, and covenants that it has requisite corporate power and authority to enter into and perform all of the terms of this Agreement.

                Article IV. CERTAIN INTELLECTUAL PROPERTY MATTERS

         4.1. Indemnity by Summa Four.

              (a) Except as provided in subsection (b) below, Summa Four shall defend and indemnify LLC from and hold LLC harmless against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) either: (i) arising out of any claim that LLC's practice or use of the Licensed Rights infringes an intellectual property right or represents a misappropriation of a trade secret of a third party, or (ii) resulting from or caused by or claimed to have resulted from any use of the Licensed Rights prior to the Effective Date, whether based on negligence, strict liability or other grounds.

              (b) Summa Four shall have no liability or obligation to LLC under this Section 4.1 with respect to any claim based solely upon: (i) modifications and/or improvements of the Licensed Rights introduced by LLC or its customers;
(ii) any modification of any of the technology included in the Licensed Rights or the combination of such technology with technology not supplied by Summa Four; or (iii) an intentional tortious act or the gross negligence of LLC. In the event a claim is based partially on an indemnified claim described in
Section 4.1(a) above and partially on a non-indemnified claim described in this
Section 4.1(b), any payments and reasonable attorney fees incurred in connection with such claim are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

              (c) Each Party shall promptly provide the other Party hereto with written notice of any claim against it with respect to the matters described in this Section 4.1. Each Party shall provide reasonable cooperation, information, and assistance to the other Party in connection therewith.

              (d) Summa Four shall have sole control and authority with respect to the defense, settlement and compromise of any claim against either Party with respect to the matters described in Sections 4.1(a) above, except that any settlement or compromise of such a claim shall require LLC's prior written consent, which consent shall not be unreasonably withheld.

         4.2 Confidentiality. The LLC agrees that the Licensed Rights constitute proprietary information ("Proprietary Information") of Summa Four and the LLC agrees to hold in confidence all such Proprietary Information and not disclose (except on a confidential basis to its employees or subcontractors who need to know in connection with the development of the Product and who are bound to preserve the confidentiality thereof) any such Proprietary Information.

                            Article V. MISCELLANEOUS

         5.1. Governing Law; Dispute Resolution.


              (a) This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and to be fully performed therein.

              (b) Any dispute, controversy or claim arising out of or relating to this Agreement. or to a breach thereof, including its interpretation or performance, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by Summa Four, one
(1) to be appointed by LLC and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA. The decision of the arbitrators shall be executory, final and binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. Judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 5.1(b) to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

              (c) In the event of a breach or violation of any of the provisions hereof by either Party, the non-breaching Party shall not have any right to terminate, rescind or revoke this Agreement.

         5.2. Entire Agreement. This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration, amendment or modification of any of the provisions hereof shall be binding unless made in writing and signed by both Parties.

         5.3. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected.

         5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

         5.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.

                                                SUMMA FOUR, INC.


                                           By___________________________________
                                                Name:
                                                Title:


                                                SUMMATION LLC

                                           By___________________________________
                                                Name:
                                                Title:

                                  SCHEDULE C-2


            Assignment by Junction of Rights with Respect to Product


         This ASSIGNMENT AGREEMENT ("Agreement") dated as of April 3, 1998 (the "Effective Date") by and between JUNCTION, INC. ("Junction"), a Delaware corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695- 1242, and SUMMATION LLC ("LLC" and together with Junction shall be referred to as the Parties to this Agreement), a Delaware limited liability company with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242.

         WHEREAS, LLC was formed as of the date hereof pursuant to an Operating Agreement executed by Junction and Summa Four, Inc. (the "Operating Agreement");

         WHEREAS, Junction has agreed contribute all of its right title and interest in the Product (as defined in the "Operating Agreement") pursuant to an assignment agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                              Article I. DEFINITION

         As used in this Agreement, "Assigned Rights" means any and all patents (including without limitation substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations or continuations-in-part), copyrights, works of authorship, object code, source code, data bases, inventions, mask work rights, trademarks, service marks, trade names, logos, other commercial symbols, trade secrets, know-how, confidential or proprietary information, other intellectual or industrial property rights, registrations or applications for any of the foregoing, and other information with respect to the Product which is, as of the Effective Date, owned, possessed or controlled by Junction or which Junction has the right to use.

                  Article II. ASSIGNMENT AND TRANSFER OF RIGHTS

         2.1. Assignment. As partial consideration for its ownership interest in LLC, Junction hereby sells, assigns, conveys and otherwise transfers to LLC all of its right, title, and interest throughout the world in the Product and the Assigned Rights, including all rights to license or sublicense any or all of such rights.

         2.2. Transfer of Information. Junction shall provide LLC with reasonable technical assistance in order to transfer to LLC all information and documentation related to the Product and the Assigned Rights, so that LLC may exploit the rights assigned in Section 2.1 above.

             Article III. REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1. Representations, Warranties and Covenants of Junction. Junction hereby represents, warrants and covenants that:

              (a) it has the legitimate and full authority (i) to sell, convey, assign and otherwise transfer to LLC all of the rights, title and interests which it may have throughout the world in the Product and the Assigned Rights, including all rights to license or sublicense any or all of such rights, and
(ii) to enter into and perform all of the terms of this Agreement;

              (b) there is no provision in its Certificate of Incorporation or By-Laws, and no provision in any existing mortgage, indenture, contract or agreement binding on it which would be contravened by the execution, delivery or performance by it of this Agreement;

              (c) no consent of any trustee or holder of any of its indebtedness is or shall be required as a condition to the validity of this Agreement;

              (d) there is no action or proceeding pending or insofar as it knows or ought to know threatened against it before any court, administrative agency or other tribunal which might have a material adverse effect on its business or condition, financial or otherwise. Junction knows of no claim by any third party of infringement or misappropriation by Junction on such party's patent, trademark, service mark, copyright, mask work, trade secret or other intellectual property rights;

              (e) Junction has not, and shall not in the future, grant rights or licenses to any person or entity with respect to the Product or the Assigned Rights. The Product and the Assigned Rights are free and clear of all liens, pledges, easements, mortgages, security interests, charges, clouds, restrictions and other encumbrances. The use by LLC of the Product and the Assigned Rights (in their form as of the Effective Date) shall not infringe on, or constitute a misappropriation of, any third-party rights, including intellectual property rights;

              (f) By accepting the assignment described herein, LLC shall not be assuming any liabilities, debts or other obligations associated with the Product or the Assigned Rights which result from acts or omissions of Junction or any other person or party on or before the Effective Date.

         3.2. Representations and Warranties of LLC. LLC hereby represents, warrants, and covenants that it has requisite corporate power and authority to enter into and perform all of the terms of this Agreement.

                    Article IV. INTELLECTUAL PROPERTY MATTERS

         4.1. Ownership. Immediately upon effecting the assignment described in
Section 2.1 above, LLC shall own the entire right, title and interest in and to the Assigned Rights. LLC shall have the exclusive right at its expense: (a) to file, prosecute, and maintain applications and registrations for the Assigned Rights; (b) to enforce claims of infringement of the Assigned Rights or misappropriation or unauthorized use of the Assigned Rights; and (c) to defend claims of infringement or misappropriation or unauthorized use that may arise out of the use of the Product or the Assigned Rights.

         4.2. Assistance. Junction shall provide to LLC (and its authorized attorneys, agents and representatives) reasonable cooperation and assistance as necessary for LLC to exploit its right, title and interest set forth in Section
4.1 above, including joining (at Junction's expense), if requested by LLC, as a party to any suit or other proceeding. Junction shall execute all legal documents necessary to file, prosecute, maintain and enforce applications or registrations or to record the assignment described herein, at no charge to LLC.

         4.3. Indemnity by Junction.

              (a) Except as provided in subsection (b) below, Junction shall defend and indemnify LLC from and hold LLC harmless against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) either: (i) arising out of any claim that LLC's practice or use of the Product or the Assigned Rights infringes an intellectual property right or represents a misappropriation of a trade secret of a third party, or (ii) resulting from or caused by or claimed to have resulted from any sale or use of the Assigned Rights prior to the Effective Date, whether based on negligence, strict liability or other grounds.

              (b) Junction shall have no liability or obligation to LLC under this Section 4.3 with respect to any claim based solely upon: (i) modifications and/or improvements of the Product or the Assigned Rights introduced by LLC or its customers; (ii) any modification of any technology included in the Assigned Rights, or the combination of such technology with technology not supplied by Junction; or (iii) an intentional tortious act or the gross negligence of LLC. In the event a claim is based partially on an indemnified claim described in
Section 4.3(a) above and partially on a non-indemnified claim described in this
Section 4.3(b), any payments and reasonable attorney fees incurred in connection with such claim are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

              (c) Each Party shall promptly provide the other Party hereto with written notice of any claim against it with respect to the matters described in this Section 4.3. Each Party shall provide reasonable cooperation, information, and assistance to the other Party in connection therewith.

              (d) LLC shall have sole control and authority with respect to the defense, settlement and compromise of any claim against either Party with respect to the matters described in Sections 4.3(a)(i) above, except that any settlement or compromise of such a claim shall require Junction's prior written consent, which consent shall not be unreasonably withheld. Junction shall have sole control and authority with respect to the defense, settlement and compromise of any claim against either Party with respect to the matters described in Sections 4.3(a)(ii) above, except that any settlement or compromise of such a claim shall require LLC's prior written consent, which consent shall not be unreasonably withheld.

                            Article V. MISCELLANEOUS

         5.1. Governing Law; Dispute Resolution.

              (a) This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and to be fully performed therein.

              (b) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation or performance, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by Junction, one (1) to be appointed by LLC and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA. The decision of the arbitrators shall be executory, final and binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. Judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 5.1(b) to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

              (c) In the event of a breach or violation of any of the provisions hereof by either Party, the non-breaching Party shall not have any right to terminate, rescind or revoke this Agreement.

         5.2. Entire Agreement. This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration, amendment or modification of any of the provisions hereof shall be binding unless made in writing and signed by both Parties.

         5.3. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected.

         5.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

         5.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.

                                                JUNCTION, INC.


                                                By:_____________________________
                                                      Name:
                                                      Title:

                                                SUMMATION LLC


                                                By:_____________________________
                                                      Name:
                                                      Title:

                                   SCHEDULE E




                      VALUATION AND JOINT VENTURE ANALYSIS
                 PREPARED BY WESSELS, ARNOLD & HENDERSON, L.L.C.
                              DATED JANUARY 8, 1998

                                                                SUMMA FOUR, INC.
                                                                  JUNCTION, INC.


                                            Valuation and Joint Venture Analysis
                                             Wessels, Arnold & Henderson, L.L.C.



                                                                 January 8, 1998

Table of Contents


        Tab  Contents                                                       Page
        ---  --------                                                       ----
         I.  Overview of Assignment                                          1
        II.  Summa Four/Junction Total Valuation                             3
       III.  LLC Ownership Allocation                                        5
        IV.  Valuation Formulas Regarding the LLC Options                    10
             A.       Valuation Formulas Regarding the LLC Options
             B.       Discounts/Premiums Assigned to the LLC Options
             C.       Standards Relating to Dilution Discount
         V.  Summa Four/Junction Total Valuation                             20

      Appendices
         A.  Projected Income Statements
         B.  Comparable Technology Merger and Acquisition Transactions

                                                          OVERVIEW OF ASSIGNMENT

                             Overview of Assignment


We have been asked by Summa Four and Junction to perform two principle valuation analyses:

- Determine the Respective Ownership Interests of Summa Four and Junction in the LLC

-        Develop Valuation Formulas Regarding the LLC Options

         -        Valuation Formula for the LLC

         -        Discounts/Premiums Assigned to the LLC Options

         -        Standards Relating to Dilution Discount

                                                             SUMMA FOUR/JUNCTION
                                                                 TOTAL VALUATION

                     Summa Four/Junction Total Valuation(1)

                       Revenue and Earnings Based Formula

          Date When       Type of   Summa Four      Junction      Total LLC
     Option is Exercised  Exercise  Shareholders  Shareholders    Valuation
     -------------------  --------  ------------  ------------    ---------
          March 2000        Call      $18,044        $ 6,015       $24,059
          March 2000        Put       $10,481        $ 3,494       $13,974
          March 2001        Call      $42,692        $14,231       $56,923
          March 2001        Put       $25,289        $ 8,430       $33,719
          March 2002        N/A       $74,466        $24,822       $99,288


                            Revenue-Based Formula(2)

          Date When       Type of   Summa Four      Junction      Total LLC
     Option is Exercised  Exercise  Shareholders  Shareholders    Valuation
     -------------------  --------  ------------  ------------    ---------
          March 2000        Call      $ 9,949        $3,316        $13,265
          March 2000        Put       $ 5,779        $1,926        $ 7,705
          March 2001        Call      $19,936        $6,645        $26,581
          March 2001        Put       $11,809        $3,936        $15,745
          March 2002        N/A       $29,771        $9,924        $39,695



(1) Derived from projected income statements provided by Summa Four and Junction.

(2) Based on projections provided by Summa Four and Junction, the Revenue-Based Formula would not be applicable.

                                                        LLC OWNERSHIP ALLOCATION

                     LLC Ownership Cost Allocation Analysis


Contribution Period
                                                            15 months
SUMA's Contribution to LLC                           $ 4,603
          Present Value on 1/1/98                    $ 4,212
Junction's Contribution to LLC                       $   689
          Present Value on 1/1/98                    $   630
LLC Ownership Analysis                               $                    . %
                                                     -------         -------
          Present Value of SUMA's Contribution         4,212            87.0%
          Present Value of Junction's Contribution       630            13.0%


                    Intellectual Property Ownership Analysis



As an additional point of reference and analysis, we examined employee ownership in recent Networking and Communications initial public offering.

                                                      # of Preliminary                              % Employee    % Employee
                                         Shares out.       Shares        Shares Out.    Employee   Owned Shares  Owned Shares
IPO Date   Company                      Pre-Offering     Offered(1)     Post Offering  Shares (2)  Pre-Offering  Post-Offering
--------   -------                      ------------  ----------------  -------------  ----------  ------------  -------------
11/12/97   Hybrid Networks               10,299,647      2,700,000       12,999,647     3,798,454      36.9%          29.2%
11/4/97    Excel Switching Corporation   38,898,240      4,500,000       43,398,240     8,384,160      21.6%          19.3%
10/28/97   MMC Networks, Inc.            25,101,708      3,500,000       28,601,708     3,344,548      13.3%          11.7%
10/15/97   Concord Communications,       11,155,979      2,300,000       13,455,979     2,448,023      21.9%          18.2%
           Inc.
7/29/97    Galileo Technology Ltd.       17,457,096      3,000,000       20,457,096     4,369,941      25.0%          21.4%
6/16/97    Genesys Telecomm.             24,058,590      2,000,000       26,058,590     9,760,635      40.6%          37.5%
           Laboratories, Inc.
2/7/97     CIENA Corporation             99,765,285      5,000,000      104,765,285    20,045,155      20.1%          19.1%
2/5/97     Yurie Systems, Inc.           23,995,122      4,000,000       27,995,122     4,259,822      17.8%          15.2%
11/20/96   Geotel Communications         11,478,949      2,200,000       13,678,949     2,114,096      18.4%          15.5%
           Corp.
9/30/96    Advanced Fibre                28,863,865      4,500,000       33,363,865     9,219,658      31.9%          27.6%
           Communications, Inc.
8/9/96     Aware, Inc.                   18,167,555      3,400,000       21,567,555     8,665,809      47.7%          40.2%
3/11/96    Xylan Corporation             42,579,827      3,200,000       45,779,827    15,078,709      35.4%          32.9%
5/3/95     ACT Networks, Inc.             4,918,051      2,500,000        7,418,051       680,225      13.8%           9.2%
4/5/95     Premisys Communications       10,502,243      2,000,000       12,502,243     1,742,900      16.6%          13.9%
11/17/94   Shiva Corporation              9,763,426      1,705,133       11,468,559     2,299,424      23.6%          20.0%
7/28/94    Cascade Communications        12,636,841      2,000,000       14,636,841     1,910,783      15.1%          13.1%
           Corp.
5/24/94    FORE Systems                  11,754,193      2,000,000       13,754,193     1,920,402      16.3%          14.0%
5/12/94    Ascend Communications,        10,247,133      1,882,000       12,129,133     1,324,886      12.9%          10.9%
           Inc.
1/31/94    Digital Link Corporation       7,752,388      1,900,000        9,652,388     1,403,227      18.1%          14.5%
                                                                                            Mean:      23.5%          20.2%
                                                                                          Median:      20.1%          18.2%

(1)      The IPO size excludes the underwriters' over-allotment option.

(2) Employee owned shares includes outstanding shares and options at the time of IPO and excludes shares reserved for future issuance under any stock option plans.

                        LLC Ownership Allocation Analysis



Contribution Period

                                                            15 months

SUMA's Contribution to LLC                              $ 4,603
          Present Value on 1/1/98                       $ 4,212
Junction's Contribution to LLC                          $   689
Junction's Intangible Contribution(1)                   $   845
          Present Value on 1/1/98                       $ 1,404
LLC Ownership Analysis                                  $              . %
                                                        -------   -------
          Present Value of SUMA's Contribution            4,212      75.0%
          Present Value at Junction's Contribution        1,404      25.0%


(1)      Carried interest relating to development rights.

LLC Ownership Allocation


-         Summa Four Ownership:             75.0%



-         Junction Ownership:               25.0%

                                                    VALUATION FORMULAS REGARDING
                                                                 THE LCC OPTIONS

                         Valuation Formulas for the LLC


-         LLC VALUATION FORMULA IF SUMA OR LLC DO NOT HAVE EARNINGS:


               [ (SUMA LTM Revenue Multiple) (LTM LLC Revenue) ] x [ 1 - Private Company Discount ]



-         LLC VALUATION FORMULA IF SUMA AND LLC DO HAVE POSITIVE EARNINGS:


               [ [ (LTM LLC Revenue) (1.4)1 (40%)2 ] + [ (SUMA LTM EPS Multiple) (LTM LLC Earnings) (60%)3 ] ] x [ 1 - Private Company Discount ]

(1) Represents historical technology merger and acquisition transaction sales multiples.

(2) Represents the relative weight to be placed on revenue, as opposed to earnings.

(3) Represents the relative weight to be placed on earnings, as opposed to revenue.

        No Earnings for SUMA or LLC - Option Exercised on March 31, 2000
                                   Example #1


                       Option Exercised on March 31, 2000


SUMA LTM Revenue Multiple(1)                     1.31 x
LTM LLC Revenue                               $11,751

Revenue-based LLC Market Capitalization                      $15,394

Less: Private Company Discount                   30.0%       $ 4,618
                                                             -------




LLC Valuation                                                $ 10,776
                                                             ========



                                            % Premium        Price
                           LLC Valuation   or Discount       Paid
                           -------------  -------------  -------------
If Call is Exercised          $10,776         23.1%         $13,265

If Put is Exercised           $10,776         28.5%         $ 7,705


(1) This example assumes that the revenue multiple as of December 29, 1997 will be the same on March 31, 2000. Of course, when the option is exercised, the revenue multiple that exists at such time would be used. LTM revenue multiple is equal to the Company's market capitalization (stock price times shares outstanding) on the date the option is exercised divided by the Company's DTM revenues.

        No Earnings for SUMA or LLC - Option Exercised on March 31, 2001
                                   Example #2

                       Option Exercised on March 31, 2001


SUMA LTM Revenue Multiple(1)                      1.31 x

LTM LLC Revenue                                $23,079

Revenue-based LLC Market Capitalization                      $30,233

Less: Private Company Discount                    30.0%        $9,070
                                                             -------

LLC Valuation                                                $21,163
                                                             =======

                                             % Premium        Price
                            LLC Valuation   or Discount       Paid
                            -------------  -------------  -------------
If Call is Exercised           $21,163         25.6%         $26,581

If Put is Exercised            $21,163         25.6%         $15,745


(1) This example assumes that the revenue multiple as of December 29, 1997 will be the on March 31, 2000. Of course, when the option is exercised, the revenue multiple that exists at such time would be used. LTM revenue multiple is equal to the Company's market capitalization (stock price times shares outstanding) on the date the option is exercised divided by the Company's DTM revenues.

                              LLC Valuation Matrix
                           No Earnings for SUMA or LLC


This matrix illustrates the potential effect the LTM revenue of the LLC and the LTM revenue multiple of SUMA has on the LLC valuation.

                                 LLC LTM Revenue

                   10,000   20,000   30,000   40,000   50,000
                   ------   ------   ------   ------   ------
SUMA LTM   0.5 x  $ 3,500  $ 7,000  $10,500  $14,000  $17,500
Revenue    1.0 x  $ 7,000  $14,000  $21,000  $28,000  $35,000
Multiple   1.5 x  $10,500  $21,000  $31,500  $42,000  $52,500
           2.0 x  $14,000  $28,000  $42,000  $56,000  $70,000

     Positive Earnings for SUMA or LLC - Option Exercised on March 31, 2000
                                   Example #1

                       Option Exercised on March 31, 2000

Historical Technology Net Sales Transaction Multiples          1.4  x
LTM LLC Revenue                                            $11,751
                                                           -------
      Revenue-based LLC Market Capitalization              $16,451
             Revenue weighting                                40.0%
                                                           -------
                                                                       $ 6,580
Industry LTM EPS Multiple(1)                                  30.9  x
LTM LLC Earnings                                           $ 1,151
                                                           -------
      Earnings Based Market Capitalization                 $35,566
             Earnings weighing                                60.0%
                                                           -------
                                                                       $21,340
                                                                       -------
Weighted average market capitalization                     $27,920
      Less: Private Company Discount                          30.0%    $ 8,376
                                                                       -------
LLC Valuation                                                          $19,544
                                                                       =======

                                LLC        % Premium      Price
                             Valuation    or Discount     Paid
                            -----------   -----------  -----------

If Call is Exercised          $19,544        23.1%      $24,059

If Put is Exercised           $19,544        28.5%      $13,974

(1) As SUMA's current LTM EPS multiple is negative, this example uses an industry LTM EPS multiple composed of Tom Erickson's research universe as of 12/29/97. Of course, when the option is exercised, the SUMA LTM EPS multiple that exists at such time would be used. LTM EPS multiple is equal to the Company's stock price on the date the option is exercised divided by the Company's LTM earnings per share.

     Positive Earnings for SUMA or LLC - Option Exercised on March 31, 2001
                                   Example #2


                       Option Exercised on March 31, 2000

Historical Technology Net Sales Transaction Multiples             1.4 x
LTM LLC Revenue                                               $23,079
                                                              -------
      Revenue-based LLC Market Capitalization                 $32,311
             Revenue weighing                                    40.0%
                                                              -------
                                                                          $12,924
Industry LTM EPS Multiple(1)                                     30.9 x
LTM LLC Earnings                                              $ 2,795
                                                              -------
      Earnings Based Market Capitalization                    $86,366
             Earnings weighing                                   60.0%
                                                              -------
                                                                          $51,820
                                                                          -------
Weighted average market capitalization                                    $64,744
      Less: Private Company Discount                             30.0%    $19,423
                                                                          -------
LLC Valuation                                                             $45,321
                                                                          =======

                                     LLC          % Premium        Price
                                  Valuation      or Discount       Paid
                                  ---------      -----------      -------
If Call is Exercised               $45,321          25.6%         $56,923

If Put is Exercised                $45,321          25.6%         $33,719


(1) As SUMA's current LTM EPS multiple is negative, this example uses an industry LTM EPS multiple composed of Tom Erickson's research universe as of 12/29/97. Of course, when the option is exercised, the SUMA LTM EPS multiple that exists at such time would be used. LTM EPS multiple is equal to the Company's stock price on the date the option is exercised divided by the Company's LTM earnings per share.

                              LLC Valuation Matrix
                       Positive Earnings for SUMA and LLC


This matrix illustrates the potential effect the LTM LLC revenue and the LTM LLC earnings has on the valuation of the LLC assuming SUMA's LTM earnings multiple remains constant at 30.9x.


                         Last Twelve Months LLC Revenue

                         10,000    20,000    30,000    40,000    50,000
     LTM        1,000  $ 16,898  $ 20,818  $ 24,738  $ 28,658  $ 32,578
     LLC        2,500  $ 36,365  $ 40,285  $ 44,205  $ 48,125  $ 52,045
     Earnings   5,000  $ 68,810  $ 72,730  $ 76,650  $ 80,570  $ 84,490
                7,500  $101,255  $105,175  $109,095  $113,015  $116,935

   Quarter in Which             Discount     Premium
  Option is Exercised            to Put      to Call
----------------------------------------------------
       Sep-99                     30.0%       21.9%
----------------------------------------------------
       Dec-99                     29.2%       22.5%
----------------------------------------------------
       Mar-00                     28.5%       23.1%
----------------------------------------------------
       Jun-00                     27.7%       23.7%
----------------------------------------------------
       Sep-00                     27.0%       24.3%
----------------------------------------------------
       Dec-00                     26.3%       24.9%
----------------------------------------------------
       Mar-01                     25.6%       25.6%
----------------------------------------------------
       Jun-01                     24.9%       26.3%
----------------------------------------------------
       Sep-01                     24.3%       27.0%
----------------------------------------------------
       Dec-01                     23.7%       27.7%
----------------------------------------------------
       Mar-02                     23.1%       28.5%
----------------------------------------------------
       Jun-02                     22.5%       29.2%
----------------------------------------------------
       Sep-02                     21.9%       30.0%
----------------------------------------------------


(1) Wessels, Arnold & Henderson recommends that the put or call only be exercisable within ten business days after the public release of the quarterly financials.

                     STANDARDS RELATING TO DILUTION DISCOUNT

--------------------------------------------------------------------------------


-   Goodwill effect

    - Remaining goodwill which is not written off as acquired research and development

    - Less taxable discount for remaining goodwill written off over statutory period

-   Additional shares issued by Summa Four

-   Adjustments for positive/negative impact on Summa Four's earnings



--------------------------------------------------------------------------------

                                                             SUMMA FOUR/JUNCTION
                                                                 TOTAL VALUATION

================================================================================

                     SUMMA FOUR/JUNCTION TOTAL VALUATION(1)

================================================================================


--------------------------------------------------------------------------------
                       REVENUE AND EARNINGS BASED FORMULA
--------------------------------------------------------------------------------
      DATE WHEN          TYPE OF      SUMMA FOUR       JUNCTION       TOTAL LLC
 OPTION IS EXERCISED     EXERCISE    SHAREHOLDERS    SHAREHOLDERS     VALUATION
---------------------   ----------  --------------  --------------   -----------

     March 2000            Call         $18,044          $6,015        $24,059
--------------------------------------------------------------------------------
     March 2000            Put          $10,481          $3,494        $13,974
--------------------------------------------------------------------------------
     March 2001            Call         $42,692         $14,231        $56,923
--------------------------------------------------------------------------------
     March 2001            Put          $25,289          $8,430        $33,719
--------------------------------------------------------------------------------
     March 2002            N/A          $74,466         $24,822        $99,288
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              REVENUE-BASED FORMULA
--------------------------------------------------------------------------------
      DATE WHEN          TYPE OF      SUMMA FOUR       JUNCTION       TOTAL LLC
 OPTION IS EXERCISED     EXERCISE    SHAREHOLDERS    SHAREHOLDERS     VALUATION
---------------------   ----------  --------------  --------------   -----------

      March 2000           Call          $9,949         $ 3,316        $13,265
--------------------------------------------------------------------------------
      March 2000           Put           $5,779          $1,926        $ 7,705
--------------------------------------------------------------------------------
      March 2001           Call         $19,936         $ 6,645        $26,581
--------------------------------------------------------------------------------
      March 2001           Put          $11,809         $ 3,936        $15,745
--------------------------------------------------------------------------------
      March 2002           N/A          $29,771         $ 9,924        $39,695
--------------------------------------------------------------------------------


(1) Derived from projected income statements provided by Summa Four and Junction.

(2) Based on projections provided by Summa Four and Junction, the Revenue-Based Formula would not be applicable

                           PROJECTED INCOME STATEMENTS

================================================================================

                      SUMMA FOUR PROJECTED INCOME STATEMENT
================================================================================



                                    ACTUAL                                       PROJECTED

                                                                        FISCAL YEARS ENDING MARCH 31.

                                     1997            1998            1999           2000            2001            2002
                                    -------        --------         -------        -------        --------        --------

Revenue                              44,316          42,393          50,870         70,114         100,000         145,000

Cost of sales                        18,147          19,631          21,437         29,360          44,024          65,276
                                    -------        --------         -------        -------        --------        --------
Gross Profits                        26,169          22,761          29,433         40,754          55,976          79,724

General and Administrative            5,068           5,634           4,833          5,609           7,000           8,700

Sales and Marketing                   9,125          10,200          10,674         13,322          18,000          24,650

Research and Development             10,479          12,109          13,727         15,706          17,193          20,522
                                    -------        --------         -------        -------        --------        --------
     Total operating expenses        24,672          27,943          29,234         34,637          42,193          53,872

Operating profit                      1,497          (5,182)            199          6,118          13,783          25,852

Interest and other income             1,220           1,368           1,200          1,200           1,200           1,200
                                    -------        --------         -------        -------        --------        --------
Income before taxes                   2,717          (3,814)          1,399          7,318          14,983          27,052

     Normalized income taxes            869          (1,220)            448          2,342           4,795           8,657
                                    -------        --------         -------        -------        --------        --------
Net income                          $ 1,848        ($ 2,594)        $   952        $ 4,976        $ 10,189        $ 18,396
                                    -------        --------         -------        -------        --------        --------


Weighted average shares               6,121           5,772           5,900          6,100           6,300           6,500

EPS                                 $  0.30        ($  0.45)        $  0.16        $  0.82        $   1.62        $   2.83

As a % of revenue
-----------------
Sequential revenue growth               N/A           -4.3%            20.0%          37.8%           42.6%           45.0%
Gross Margin                           59.1%           53.7%           57.9%          58.1%           56.0%           55.0%
General & Administrative               11.4%           13.3%            9.5%           8.0%            7.0%            6.0%
Sales and marketing                    20.6%           24.1%           21.0%          19.0%           18.0%           17.0%
Research and development               23.6%           28.6%           27.0%          22.4%           17.2%           14.2%
Operating margin                        3.4%         -12.2%             0.4%           8.7%           13.8%           17.8%
Net margin                              4.2%          -6.1%             1.9%           7.1%           10.2%           12.7%
Normalized tax rate                    32.0%           32.0%           32.0%          32.0%           32.0%           32.0%

---------------
(1) Projections provided by management of Summa Four and Junction. Results could vary substantially from those provided by Summa Four and Junction management.

                         LLC PROJECTED INCOME STATEMENT
================================================================================

                                                                 PROJECTED

                                                      FISCAL YEARS ENDING MARCH 31,

                                      1998          1999           2000           2001            2002
                                    -------        ------        -------        -------        --------


SUMA/LLC equipment revenue          $     0        $8.675        $30,131        $59,176        $110,995

     % attributable to LLC               39.0%       39.0%          39.0%          39.0%           39.0%
                                    -------        ------        -------        -------        --------

LLC revenue                         $     0        $3.383        $11,751        $23,079        $ 43,288

Cost of sales                            --         1,133          4,254          9,231          17,878
                                    -------        ------        -------        -------        --------

Gross profit                              0         2,250          7,497         13,847          25,410

General & administrative                 --           321            940          1,616           2,597

Sales and marketing                      --           710          2,233          4,154           7,359

Research and development                 --           913          2,632          3,968           6,127
                                    -------        ------        -------        -------        --------

     Total operating expenses             0         1,944          5,805          9,738          16,083

Operating profit                          0           306          1,692          4,110           9,327

Interest and other income                --             0              0              0               0
                                    -------        ------        -------        -------        --------

Income before taxes                       0           306          1,692          4,110           9,327

     Normalized income taxes             --            98            541          1,315           2,985
                                    -------        ------        -------        -------        --------

Net income                          $     0        $  208        $ 1,151        $ 2,795        $  6,343
                                    -------        ------        -------        -------        --------

As a % of revenue
-----------------
Sequential revenue growth                 N/A         N/A          247.3%          96.4%           87.6%
Gross Margin                              0.0%       66.5%          63.8%          60.0%           58.7%
General & Administrative                 13.3%        9.5%           8.0%           7.0%            6.0%
Sales and marketing                      24.1%       21.0%          19.0%          18.0%           17.0%
Research and development                 28.6%       27.0%          22.4%          17.2%           14.2%
Operating margin                          0.0%        9.0%          14.4%          17.8%           21.5%
Net margin                                0.0%        6.1%           9.8%          12.1%           14.7%
Normalized tax rate                      32.0%       32.0%          32.0%          32.0%           32.0%


----------------
(1) Projections provided by management of Summa Four and Junction. Results could vary substantially from those provided by Summa Four and Junction management.

                                                           COMPARABLE TECHNOLOGY
                                                         MERGER AND ACQUISITIONS
                                                                    TRANSACTIONS

================================================================================

                        COMPARABLE TECHNOLOGY MERGER AND
                            ACQUISITION TRANSACTIONS
================================================================================


   DATE                                              TARGET
 ANNOUNCED     TARGET NAME                           SYMBOL     ACQUIROR NAME                      DEAL VALUE
-----------    ----------------------------------   --------    ------------------------------    ------------
                                                                                                     ($MMs)
01/19/95       ConferTech International                CFER     ALC Communications Group              $66.0
01/27/95       Easel Corp.                             EASL     VMARK Software Inc.                    25.3
03/07/95       Future Now Inc.                         FNOW     Intelligent Electronics Inc.           40.4
03/27/95       Micrographic Technology Corp.           MTCO     SoftNet Systems Inc.                   13.8
04/21/95       Altai Inc.                              ALTI     PLATINUM Technology Inc.               21.4
05/08/95       Data Switch Corp.                       DASW     General Signal Corp.                   72.8
05/30/95       Saber Software Inc.                     SABR     McAfee Associates Inc.                 42.2
09/15/95       Data Management Corp.                   DMCB     Measurex Corp.                         32.2
10/12/95       Rexon Inc.                              REXN     Legacy Storage Sys Int'l Inc.          20.0
10/23/95       Griffin Technology Inc.                 GRIF     Diebold Inc.                           18.0
01/09/96       Techanalysis Corp.                      TECN     CompuWare Corp.                        32.6
01/17/96       Firefox Communications Inc.             FFOX     FTP Software Inc.                      49.5
01/24/96       TGV Software Inc.                       TGVI     Cisco Systems Inc.                     92.4
04/16/96       CIS Technologies Inc.                   CISI     National Data Corp.                    99.3
05/13/96       Open Environment Corp.                  OPEN     Borland International Inc.             41.8
06/11/96       Computer Identics Corp.                 CIDN     Robotic Vision Systems Inc.            42.0
06/18/96       Builders Warehouse Assn Inc.            BWAI     Osicom Technologies Inc.               69.3
06/20/96       Alternate Circuit Technology             --      Zycon Corp.                            14.1
07/01/96       Interpoint Corp.                        INTP     Crane Co.                              52.8

                        COMPARABLE TECHNOLOGY MERGER AND
                        AQUISITION TRANSACTIONS (CONT.)
================================================================================

   DATE                                              TARGET
 ANNOUNCED     TARGET NAME                           SYMBOL     ACQUIROR NAME                      DEAL VALUE
-----------    ----------------------------------   --------    ------------------------------    ------------
                                                                                                     ($MMs)
09/20/96       Comptronix Corp.                        CMPX     Sanmina Corp.                          22.0
09/24/96       Datalogix International                 DLGX     Oracle Corp.                           80.0
09/26/96       Fibronics International Inc.            FBRX     MRV Communications Inc.                22.8
10/02/96       Software Publishing Corp.               SPCO     Allegro New Media                      25.2
10/03/96       High Level Design Systems Inc.           HLD     Cadence Design Systems Inc.            94.1
10/10/96       Knogo North America Inc.                 --      Video Sentry Corp.                     48.8
12/10/96       Softdesk Inc.                           SDSK     Autodesk Inc.                          91.7
12/24/96       New Image Industries Inc.               NIIS     DENTSPLY International Inc.            11.4
01/07/97       Compression Labs Inc.                   CLIX     VTEL Corp.                             74.3
03/21/97       CrossComm Corp.                         XCOM     Olicom A/S                             84.6
06/10/97       NetFrame Systems Inc.                   NETF     Micron Electronics Inc.                44.0
07/31/97       Interactive Group Inc.                  INTI     Data Works Corp.                       55.0
08/07/97       Magnetic Technologies Corp.             MTCC     SPS Technologies Inc.                  16.8
08/14/97       Technology Service Group Inc.           TSGI     Elcotel                                32.9
11/25/97       Life Concepts, Inc.                     LFCP     Sun Holding Corp.                      20.4

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================


                                                                                        --------------------------------------
                                                                                                TARGET LTM FINANCIALS
                                                                                        --------------------------------------
  DATE                                                                     DEAL                         OPER.           NET
 ANNE'D            TARGET NAME                ACQUIROR NAME                VALUE         SALES          INCOME         INCOME
---------    -----------------------   ------------------------------     -------       -------        --------       --------
                                                                           ($MMs)        ($MMs)         ($MMs)         ($MMs)

01/19/95     ConferTech                ALC Communications Corp.             $66.0         $41.1          $6.0           $1.7
             International
01/27/95     Easel Corp                VMARK Software Inc                   $25.3         $20.3         ($4.0)         ($5.2)
03/07/95     Future Now Inc            Intelligent Electronics Inc          $40.4        $817.3        ($28.6)        ($41.1)
03/27/95     Micrographic              SoftNet Systems Inc                  $13.8         $16.9          $0.2           $0.2
             Technology Corp
04/21/95     Altai Inc                 PLATINUM Technology Inc              $21.4         $16.7          $2.1           $0.7

05/08/95     Data Switch Corp          General Signal Corp                  $72.8         $86.1         $14.7           $7.1
05/30/95     Saber Software Inc        McAfee Associates Inc                $42.2         $21.1            -            $1.3
09/15/95     Data Measurement          Measurex Corp                        $32.2         $27.8          $2.7           $1.4
             Corp
10/12/95     Rexon Inc                 Legacy Storage Sys Intl Inc          $20.0        $195.7        ($16.0)        ($20.8)
10/23/95     Griffin Technology Inc    Diebold Inc                          $18.0         $17.9          $3.5           $0.2
01/09/96     Technalysis Corp          CompuWare Corp                       $32.6         $18.2            -            $0.7
01/17/96     Firefox                   FTP Software Inc                     $49.5         $20.1          $3.0           $1.8
             Communications Inc.
01/24/96     TGV Software Inc          Cisco Systems Inc                    $92.4         $24.3          $4.0           $2.9
04/16/96     CIS Technologies Inc      National Data Corp                   $99.3         $43.2          $8.6           $2.7
05/13/96     Open Environment          Borland International Inc            $41.8         $27.4         ($3.0)         ($4.2)
             Corp


                                                                          -----------------------------------
                                                                             DEAL VALUE AS A MULTIPLE OF
                                                                                         LTM
                                                                          -----------------------------------
  DATE                                                                                  OPER.          NET
 ANNE'D            TARGET NAME                ACQUIROR NAME                SALES       INCOME         INCOME
---------    -----------------------   ------------------------------     -------     --------       --------


01/19/95     ConferTech                ALC Communications Corp.             1.6 x       11.0 x         38.8 x
             International
01/27/95     Easel Corp                VMARK Software Inc                   1.2 x        NM             NM
03/07/95     Future Now Inc            Intelligent Electronics Inc          0.0 x        NM             NM
03/27/95     Micrographic              SoftNet Systems Inc                  0.8 x       69.0 x         69.0 x
             Technology Corp
04/21/95     Altai Inc                 PLATINUM Technology Inc              1.3 x       10.2 x         30.6 x

05/08/95     Data Switch Corp          General Signal Corp                  0.8 x        5.0 x         10.3 x
05/30/95     Saber Software Inc        McAfee Associates Inc                2.0x         NA            32.5 x
09/15/95     Data Measurement          Measurex Corp                        1.2 x       11.9 x         23.0 x
             Corp
10/12/95     Rexon Inc                 Legacy Storage Sys Intl Inc          0.1 x        NM             NM
10/23/95     Griffin Technology Inc    Diebold Inc                          1.0 x        5.1 x         90.0 x
01/09/96     Technalysis Corp          CompuWare Corp                       1.8 x        NA            46.6 x
01/17/96     Firefox                   FTP Software Inc                     2.5 x       16.5 x         27.5 x
             Communications Inc.
01/24/96     TGV Software Inc          Cisco Systems Inc                    3.8 x       23.1 x         31.9 x
04/16/96     CIS Technologies Inc      National Data Corp                   2.3 x       11.5 x         36.8 x
05/13/96     Open Environment          Borland International Inc            1.5 x        NM             NM
             Corp

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================

                                                                                        --------------------------------------
                                                                                                TARGET LTM FINANCIALS
                                                                                        --------------------------------------
  DATE                                                                     DEAL                         OPER.           NET
 ANNE'D            TARGET NAME                ACQUIROR NAME                VALUE         SALES          INCOME         INCOME
---------    -----------------------   ------------------------------     -------       -------        --------       --------
                                                                           ($MMs)        ($MMs)         ($MMs)         ($MMs)

06/11/96    Computer Identics Corp     Robotic Vision Systems Inc           $42.0         $28.2          $1.1           $0.5
06/18/96    Builders Warehouse         Osicom Technologies Inc              $69.3         $16.4         ($2.3)         ($2.5)
            Assn Inc.
06/20/96    Alternate Circuit          Zycon Corp                           $14.1            -             -              -
            Technology
07/01/96    Interpoint Corp            Crane Co                             $52.8         $96.9         $11.1           $5.6
09/20/96    Comptronix Corp            Sanmina Corp                         $22.0        $160.9          $2.0         ($12.9)
09/24/96    Datalogix International    Oracle Corp                          $80.0         $49.2         ($7.0)         ($8.0)
09/26/96    Fibronics International    MRV Communications Inc               $22.8         $47.6         ($1.9)         ($6.2)
            Inc
10/02/96    Software Publishing        Allegro New Media                    $25.2         $17.5        ($19.8)         $19.1)
            Corp
10/03/96    High Level Design          Cadence Design Systems Inc           $94.1            -             -              -
            Systems Inc
10/10/96    Knogo North America        Video Sentry Corp                    $48.8         $26.9          $5.0           $3.1
            Inc
12/10/96    Softdesk Inc               Autodesk Inc                         $91.7         $38.0          $2.8           $1.4
12/24/96    New Image Industries       DENTSPLY International               $11.4         $36.0         ($8.8)        ($10.3)
            Inc                        Inc
01/07/97    Compression Labs Inc       VTEL Corp                            $74.3         $92.4        ($10.5)        ($25.0)
03/21/97    CrossComm Corp             Olicom A/S                           $84.6         $42.8        ($12.4)        ($14.8)
06/10/97    NetFrame Systems Inc       Micron Electronics Inc               $14.0         $67.9        ($28.5)        ($36.3)
07/31/97    Interactive Group Inc      DataWorks Corp                       $55.0         $57.0          $2.8           $0.7
08/07/97    Magnetic Technologies      SPS Technologies Inc                 $16.8         $20.8          $1.5           $0.7
            Corp
08/14/97    Technology Service         Elcotel                              $32.9         $27.6          $2.1           $0.5
            Group Inc


                                                                                   -----------------------------------
                                                                                      DEAL VALUE AS A MULTIPLE OF
                                                                                                  LTM
                                                                                   -----------------------------------
  DATE                                                                                           OPER.          NET
 ANNE'D            TARGET NAME                ACQUIROR NAME                         SALES       INCOME         INCOME
---------    -----------------------   ------------------------------              -------     --------       --------

06/11/96    Computer Identics Corp     Robotic Vision Systems Inc                  1.5 x       38.2 x         84.0 x
06/18/96    Builders Warehouse         Osicom Technologies Inc                     4.2 x        NM             NM
            Assn Inc.
06/20/96    Alternate Circuit          Zycon Corp                                  NA           NA             NA
            Technology
07/01/96    Interpoint Corp            Crane Co                                    0.5 x        4.8 x          9.4 x
09/20/96    Comptronix Corp            Sanmina Corp                                0.1 x       11.0 x          NM
09/24/96    Datalogix International    Oracle Corp                                 1.6 x        NM             NM
09/26/96    Fibronics International    MRV Communications Inc                      0.5 x        NM             NM
            Inc
10/02/96    Software Publishing        Allegro New Media                           1.4 x        NM             NM
            Corp
10/03/96    High Level Design          Cadence Design Systems Inc                  NA           NA             NA
            Systems Inc
10/10/96    Knogo North America        Video Sentry Corp                           1.8 x        9.8 x         15.7 x
            Inc
12/10/96    Softdesk Inc               Autodesk Inc                                2.4 x       32.8 x         65.5 x
12/24/96    New Image Industries       DENTSPLY International                      0.3 x        NM             NM
            Inc                        Inc
01/07/97    Compression Labs Inc       VTEL Corp                                   0.8 x        NM             NM
03/21/97    CrossComm Corp             Olicom A/S                                  2.0 x        NM             NM
06/10/97    NetFrame Systems Inc       Micron Electronics Inc                      0.2 x        NM             NM
07/31/97    Interactive Group Inc      DataWorks Corp                              1.0 x       19.6 x         78.6 x
08/07/97    Magnetic Technologies      SPS Technologies Inc                        0.8 x       11.2 x         24.0 x
            Corp
08/14/97    Technology Service         Elcotel                                     1.2 x       15.7 x         65.8 x
            Group Inc

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================

                                                                                           ---------------------------
                                                              -------------------------    DEAL VALUE AS A MULTIPLE OF
                                                               TARGET LTM FINANCIALS                   LTM
                                                              -------------------------    ---------------------------
  DATE                                               DEAL               OPER.     NET                 OPER.      NET
 ANNE'D        TARGET NAME        ACQUIROR NAME      VALUE    SALES    INCOME    INCOME    SALES     INCOME     INCOME
---------   -----------------   -----------------    -----    -----    ------    ------    -------   ------    -------
                                                     ($MMs)   ($MMs)   ($MMs)    ($MMs)
11/25/97    Life Concepts Inc   Sun Holding Corp     $20.4       -       -         -          NA        NA        NA
                                                                                   -------------------------------------
                                                                                     MEAN      1.4 x    18.0 x    43.3 x
                                                                                    MEDIAN     1.2 x    11.5 x    34.6 x
                                                                                   -------------------------------------

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================



                                                                                     PRICE      1 WEEK
  DATE                                                                     DEAL       PER      PRIOR TO
 ANNE'D          TARGET NAME                  ACQUIROR NAME                VALUE     SHARE     ANNE'MT
--------   -----------------------     ------------------------------     -------   -------   ----------
                                                                           ($MMs)
01/19/95   ConferTech                  ALC Communications Corp.              $66     $8.00       $6.25
           International
01/27/95   Easel Corp                  VMARK Software Inc                    $25     $3.89       $4.00
03/07/95   Future Now Inc              Intelligent Electronics Inc           $40     $6.77       $6.00
03/27/95   Micrographic                SoftNet Systems Inc                   $14      NA          NA
           Technology Corp
04/21/95   Altai Inc                   PLATINUM Technology Inc               $21     $8.50       $7.00

05/08/95   Data Switch Corp            General Signal Corp                   $73     $4.71       $3.69
05/30/95   Saber Software Inc          McAfee Associates Inc                 $42     $9.09       $6.63
09/15/95   Data Measurement            Measurex Corp                         $32    $18.63      $15.75
           Corp
10/12/95   Rexon Inc                   Legacy Storage Sys Intl Inc           $20      NA         $0.50
10/23/95   Griffin Technology Inc      Diebold Inc                           $18     $7.75       $7.75
01/09/96   Technalysis Corp            CompuWare Corp                        $33    $14.00      $12.00
01/17/96   Firefox                     FTP Software Inc                      $50     $7.28       $9.38
           Communications Inc.
01/24/96   TGV Software Inc            Cisco Systems Inc                     $92    $15.57       $9.13
04/16/96   CIS Technologies Inc        National Data Corp                    $99     $3.01       $2.31
05/13/96   Open Environment            Borland International Inc             $42     $5.07       $6.00
           Corp
06/11/96   Computer Identics Corp      Robotic Vision Systems Inc            $42     $3.67       $2.38


                                                                                       -----------------------
                                                                                        PREMIUM TO PRICE PER
                                                                           1 MONTH             SHARE(@)
  DATE                                                                     PRIOR TO    -----------------------
 ANNE'D          TARGET NAME                  ACQUIROR NAME                ANNE'MT      1 WEEK        1 MONTH
--------   -----------------------     ------------------------------     ----------   --------      ---------

01/19/95   ConferTech                  ALC Communications Corp.              $4.31        28.0%         85.5%
           International
01/27/95   Easel Corp                  VMARK Software Inc                    $3.13        (2.8%)        24.5%
03/07/95   Future Now Inc              Intelligent Electronics Inc           $5.38        12.8%         26.0%
03/27/95   Micrographic                SoftNet Systems Inc                    NA           NA            NA
           Technology Corp
04/21/95   Altai Inc                   PLATINUM Technology Inc               $6.25        21.4%         36.0%

05/08/95   Data Switch Corp            General Signal Corp                   $3.00        27.7%         57.0%
05/30/95   Saber Software Inc          McAfee Associates Inc                 $6.75        37.2%         34.7%
09/15/95   Data Measurement            Measurex Corp                        $16.75        18.3%         11.2%x
           Corp
10/12/95   Rexon Inc                   Legacy Storage Sys Intl Inc           $0.56         NA            NA
10/23/95   Griffin Technology Inc      Diebold Inc                           $8.25         0.0%         (6.1%)
01/09/96   Technalysis Corp            CompuWare Corp                       $12.00        16.7%         16.7%
01/17/96   Firefox                     FTP Software Inc                     $24.00       (22.3%)       (69.7%)
           Communications Inc.
01/24/96   TGV Software Inc            Cisco Systems Inc                     $9.00        70.6%         73.0%
04/16/96   CIS Technologies Inc        National Data Corp                    $2.31        30.2%         30.2%
05/13/96   Open Environment            Borland International Inc             $5.13       (15.5%)        (1.1%)
           Corp
06/11/96   Computer Identics Corp      Robotic Vision Systems Inc            $2.38        54.5%         54.5%

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================


                                                                                     PRICE      1 WEEK
  DATE                                                                     DEAL       PER      PRIOR TO
 ANNE'D          TARGET NAME                  ACQUIROR NAME                VALUE     SHARE     ANNE'MT
--------   -----------------------     ------------------------------     -------   -------   ----------
                                                                           ($MMs)
06/18/96   Builders Warehouse          Osicom Technologies Inc               $69    $16.45      $14.19
           Assn Inc.
06/20/96   Alternate Circuit           Zycon Corp                            $14      NA          NA
           Technology
07/01/96   Interpoint Corp             Crane Co                              $53     $4.15      $27.75
09/20/96   Comptronix Corp             Sanmina Corp                          $22      NA          NA
09/24/96   Datalogix International     Oracle Corp                           $80     $8.00       $5.63
09/26/96   Fibronics International     MRV Communications Inc                $23      NA          NA
           Inc
10/02/96   Software Publishing         Allegro New Media                     $25     $2.01       $1.81
           Corp
10/03/96   High Level Design           Cadence Design Systems Inc            $94     $8.11        NA
           Systems Inc
10/10/96   Knogo North America         Video Sentry Corp                     $49     $7.79       $6.88
           Inc
12/10/96   Softdesk Inc                Autodesk Inc                          $92    $14.80       $8.88
12/24/96   New Image Industries        DENTSPLY International                $11     $2.00        NA
           Inc                         Inc
01/07/97   Compression Labs Inc        VTEL Corp                             $74     $4.66       $3.81
03/21/97   CrossComm Corp              Olicom A/S                            $85     $8.93       $5.25
06/10/97   NetFrame Systems Inc        Micron Electronics Inc                $14     $1.00       $1.19
07/31/97   Interactive Group Inc       DataWorks Corp                        $55    $11.58       $8.00
08/07/97   Magnetic Technologies       SPS Technologies Inc                  $17     $5.00       $4.00
           Corp
08/14/97   Technology Service          Elcotel                               $33     $6.56       $6.13
           Group Inc
11/25/97   Life Concepts Inc           Sun Holding Corp                      $20      NA          NA


                                                                                       -----------------------
                                                                                        PREMIUM TO PRICE PER
                                                                           1 MONTH             SHARE(@)
  DATE                                                                     PRIOR TO    -----------------------
 ANNE'D          TARGET NAME                  ACQUIROR NAME                ANNE'MT      1 WEEK        1 MONTH
--------   -----------------------     ------------------------------     ----------   --------      ---------

06/18/96   Builders Warehouse          Osicom Technologies Inc              $12.16        15.9%         35.3%
           Assn Inc.
06/20/96   Alternate Circuit           Zycon Corp                             NA           NA            NA
           Technology
07/01/96   Interpoint Corp             Crane Co                             $30.25       (85.0%)       (86.3%)
09/20/96   Comptronix Corp             Sanmina Corp                           NA           NA            NA
09/24/96   Datalogix International     Oracle Corp                           $5.13        42.2%         56.1%
09/26/96   Fibronics International     MRV Communications Inc                 NA           NA            NA
           Inc
10/02/96   Software Publishing         Allegro New Media                     $1.25        10.9%         60.8%
           Corp
10/03/96   High Level Design           Cadence Design Systems Inc             NA           NA            NA
           Systems Inc
10/10/96   Knogo North America         Video Sentry Corp                     $7.25        13.3%          7.4%
           Inc
12/10/96   Softdesk Inc                Autodesk Inc                          $6.00        66.8%        146.7%
12/24/96   New Image Industries        DENTSPLY International                $1.13         NA            NA
           Inc                         Inc
01/07/97   Compression Labs Inc        VTEL Corp                             $4.27        22.2%          9.2%
03/21/97   CrossComm Corp              Olicom A/S                            $5.25        70.1%         70.1%
06/10/97   NetFrame Systems Inc        Micron Electronics Inc                $1.25       (15.8%)       (20.0%)
07/31/97   Interactive Group Inc       DataWorks Corp                        $6.75        44.8%         71.6%x
08/07/97   Magnetic Technologies       SPS Technologies Inc                  $3.75        25.0%         33.3%
           Corp
08/14/97   Technology Service          Elcotel                               $4.63         7.1%         41.8%
           Group Inc
11/25/97   Life Concepts Inc           Sun Holding Corp                       NA           NA            NA

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================


                                                           -----------------------
                                                            PREMIUM TO PRICE PER
                                                                   SHARE(@)
                                                           -----------------------
                                                            1 WEEK        1 MONTH
                                                           --------      ---------

                                                  --------
                                                     MEAN      19.01%     30.71%
                                                   MEDIAN      19.86%     34.00%
                                                  ------------------------------

--------------------------------------------------------------------------------

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================


  DATE
 ANNE'D              TARGET NAME                   ACQUIROR NAME            TARGET BUSINESS DESCRIPTION
--------   ----------------------------     -------------------------     ---------------------------------
01/19/95   ConferTech International         ALC Communications            Mnfrteleconferencing systems
                                            Corp
01/27/95   Easel Corp                       VMARK Software Inc            Develop. whl software
03/07/95   Future Now Inc                   Intelligent Electronics       Computer support services
                                            Inc
03/27/95   Micrographic Technology          SoftNet Systems Inc           Dvlp. whl software
           Corp
04/21/95   Altai Inc                        PLATINUM                      Computer support svcs. software
                                            Technology Inc
05/08/95   Data Switch Corp                 General Signal Corp           Data processing equip. systems
05/30/95   Saber Software Inc               McAfee Associates Inc         Dvlp software for LANs
09/15/95   Data Measurement Corp            Measurex Corp                 Mnfr quality control instr
10/12/95   Rexon Inc                        Legacy Storage Sys Intl       Mnfr computer tape drivers
                                            Inc
10/23/95   Griffin Technology Inc           Diebold Inc                   Mnfr, whl computers
01/09/96   Technalysis Corp                 CompuWare Corp                Develop software
01/17/96   Firefox Communications Inc       FTP Software Inc              Develop software
01/24/96   TGV Software Inc                 Cisco Systems Inc             Develop software
04/16/96   CIS Technologies Inc             National Data Corp            Manufacture computers
05/13/96   Open Environment Corp            Borland International         Pvd network design services
                                            Inc
06/11/96   Computer Identics Corp           Robotic Vision Systems        Manufacture bar code scanners
                                            Inc
06/18/96   Builders Warehouse Assn Inc      Osicom Technologies           Pvd LAN design services
                                            Inc


  DATE
 ANNE'D              TARGET NAME                   ACQUIROR NAME            ACQUIROR BUSINESS DESCRIPTION
--------   ----------------------------     -------------------------     ----------------------------------
01/19/95   ConferTech International         ALC Communications            Pyd long distance commun svcs
                                            Corp
01/27/95   Easel Corp                       VMARK Software Inc            Develop applications software
03/07/95   Future Now Inc                   Intelligent Electronics       Whl. ret computer systems
                                            Inc
03/27/95   Micrographic Technology          SoftNet Systems Inc           Pvd accounting, auditing svcs
           Corp
04/21/95   Altai Inc                        PLATINUM                      Develop integrated software
                                            Technology Inc
05/08/95   Data Switch Corp                 General Signal Corp           Mnfr electric control equip
05/30/95   Saber Software Inc               McAfee Associates Inc         Develop network software
09/15/95   Data Measurement Corp            Measurex Corp                 Mnfr comptr process entrl sys
10/12/95   Rexon Inc                        Legacy Storage Sys Intl       Mnfr data storage subsystems
                                            Inc
10/23/95   Griffin Technology Inc           Diebold Inc                   Mnfr ATMS, security equip
01/09/96   Technalysis Corp                 CompuWare Corp                Dvlp. whl software systems
01/17/96   Firefox Communications Inc       FTP Software Inc              Dvlp. whl applications software
01/24/96   TGV Software Inc                 Cisco Systems Inc             Mnfr inter-networking systems
04/16/96   CIS Technologies Inc             National Data Corp            Pvd info. transaction svcs
05/13/96   Open Environment Corp            Borland International         Develop software
                                            Inc
06/11/96   Computer Identics Corp           Robotic Vision Systems        Mnfr 2-D, 3-D vision-based sys
                                            Inc
06/18/96   Builders Warehouse Assn Inc      Osicom Technologies           Mnfr communications
                                            Inc                           equipment

                        COMPARABLE TECHNOLOGY MERGER AND
                        ACQUISITION TRANSACTIONS (CONT.)
================================================================================


  DATE
 ANNE'D              TARGET NAME                   ACQUIROR NAME            TARGET BUSINESS DESCRIPTION
--------   ----------------------------     -------------------------     ---------------------------------
06/20/96   Alternate Circuit Technology     Zycon Corp                    Mnfr printed circuit boards
07/01/96   Interpoint Corp                  Crane Co                      Mnfr microelectrn circuits
09/20/96   Comptronix Corp                  Sanmina Corp                  Mnfr printed circuit boards
09/24/96   Datalogix International          Oracle Corp                   Develop business software
09/26/96   Fibronics International Inc      MRV Communications            Mnfr modems
                                            Inc
10/02/96   Software Publishing Corp         Allegro New Media             Develop software
10/03/96   High Level Design Systems        Cadence Design                Pvd computer programming svcs
           Inc.                             Systems Inc
10/10/96   Knogo North America Inc          Video Sentry Corp             Mnfr search, navigation equip
12/10/96   Softdesk Inc                     Autodesk Inc                  Develop, wholesale CAD software
12/24/96   New Image Industries Inc         DENTSPLY                      Dev computer imaging software
                                            International Inc
01/07/97   Compression Labs Inc             VTEL Corp                     Mnfr telecommunications equip
03/21/97   CrossComm Corp                   Olicom A/S                    Mnfr computer networking equip

06/10/97   NetFrame Systems Inc             Micron Electronics Inc        Manfacture electn computers
07/31/97   Interactive Group Inc            DATAWorks Corp                Dvlp, whl comp integrated sys
08/07/97   Magnetic Technologies Corp       SPS Technologies Inc          Manufacture copiers, printers
08/14/97   Technology Services Group        Elcotel                       Mnfr cellular telephones
           Inc
11/25/97   Life Concepts Inc                Sun Holding Corp              Mnfr satellites, CD's



  DATE
 ANNE'D              TARGET NAME                   ACQUIROR NAME            ACQUIROR BUSINESS DESCRIPTION
--------   ----------------------------     -------------------------     ----------------------------------
06/20/96   Alternate Circuit Technology     Zycon Corp                    Mnfr printed circuit boards
07/01/96   Interpoint Corp                  Crane Co                      Mnfr indl valves, pumps, filters
09/20/96   Comptronix Corp                  Sanmina Corp                  Mnfr printed circuit boards
09/24/96   Datalogix International          Oracle Corp                   Develop database software
09/26/96   Fibronics International Inc      MRV Communications            Manufacture semiconductors
                                            Inc
10/02/96   Software Publishing Corp         Allegro New Media             Pvd software services
10/03/96   High Level Design Systems        Cadence Design                Develop CAD software
           Inc.                             Systems Inc
10/10/96   Knogo North America Inc          Video Sentry Corp             Provide electrical services
12/10/96   Softdesk Inc                     Autodesk Inc                  Design drafting software
12/24/96   New Image Industries Inc         DENTSPLY                      Mnfr dental, med X-ray equip
                                            International Inc
01/07/97   Compression Labs Inc             VTEL Corp                     Mnfr video telecommun equip
03/21/97   CrossComm Corp                   Olicom A/S                    Mnfr communications
                                                                          equipment
06/10/97   NetFrame Systems Inc             Micron Electronics Inc        Mnfr electronic components
07/31/97   Interactive Group Inc            DATAWorks Corp                Dvlp computer integrated sys
08/07/97   Magnetic Technologies Corp       SPS Technologies Inc          Mnfr industrial fasteners
08/14/97   Technology Services Group        Elcotel                       Mnfr public common products
           Inc
11/25/97   Life Concepts Inc                Sun Holding Corp              Mnfr computer, common
                                                                          equipment

                                  SCHEDULE E-1

                           SUMA/LLC EQUIPMENT REVENUE

         Revenue derived from the sale of a 6u form factor switch as defined by the Product Definition (Schedule A to the Operating Agreement), and future Product and project plans as unanimously agreed to by the Board of Members. The 6u form factor switch is defined as comprising system hardware (base systems and system cards), and system software (operating system and call/media control software), and associated support revenues for those items.

                                                EXHIBIT I TO OPERATING AGREEMENT

                            LLC DEVELOPMENT AGREEMENT


         THIS LLC DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of April 3, 1998 (the "Effective Date") by and between SUMMA FOUR, INC. ("Summa Four"), a Delaware corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242, and SUMMATION LLC ("LLC" and together with Summa Four shall be referred to as the "Parties" to this Agreement), a Delaware limited liability company with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242.

         WHEREAS, LLC was formed as of the date hereof pursuant to an Operating Agreement executed by Summa Four and Junction, Inc. (the "Operating Agreement"); and

         WHEREAS, Summa Four and the LLC desire the LLC to engage in certain development activities, subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.       DEVELOPMENT AND TESTING OBLIGATIONS.

         1.1 During the term of this Agreement, LLC shall develop and test, or arrange for the development and testing of, the Product (as defined in the Operating Agreement) in accordance with the terms, conditions and milestones described in the development plan attached as Exhibit A hereto (the "Development Plan").

         1.2 Summa Four agrees to grant from time to time during the term of this Agreement one or more non-exclusive, non-transferable, royalty-free licenses to LLC to make, have made, copy, modify, enhance and prepare derivative works of that Summa Four technology which the Parties reasonably agree is necessary for LLC to undertake and complete the work described in the Development Plan (the "Licensed Summa Four Technology") solely at the facilities of LLC or its subcontractors, for the sole purpose of undertaking and completing the work described in the Development Plan. Exhibit B attached hereto shall include a list of Licensed Summa Four Technology and shall be amended from time to time as agreed upon by the Parties. LLC shall have no right to sublicense any rights in the Licensed Summa Four Technology (including without limitation to LLC's subcontractors) without the express prior written consent of Summa Four. Summa Four shall provide the Licensed Summa Four Technology to LLC in a format which the Parties reasonably agree is necessary for LLC to undertake and complete the work described in the Development Plan. LLC shall notify Summa Four immediately in the event of any actual or suspected unauthorized access to, use of or tampering with the Licensed Summa Four

Technology. LLC agrees that the Licensed Summa Four Technology shall constitute Confidential Information of Summa Four, as defined in Section 7.1 below.

         1.3 The Parties agree that LLC is expected to expend no more than $689,000 (the "Budget") in connection with developing and testing the Product in accordance with the Development Plan.

         1.4 In the event that LLC's reasonable expenses incurred in connection with its work on the Development Plan exceed the Cash Payments, then the Parties shall in good faith explore other means for funding LLC's development and testing work hereunder.

         1.5 For the purposes of this Agreement, LLC's reasonable costs incurred in connection with its work on the Development Plan shall mean LLC's cost of engaging one or more third parties to undertake and complete such work.

         1.6 LLC shall report to Summa Four within thirty (30) days after the end of each calendar quarter as to its costs incurred in such quarter.

         1.7 The Parties hereto acknowledge and agree that, as part of the preparation of Summa Four's audited annual accounts, LLC's auditors, at Summa Four's request, shall deliver to Summa Four a statement confirming the amount of LLC's costs incurred in connection with its work on the Development Plan. LLC will provide Summa Four's auditors with reasonable access to such books and records of LLC as may be necessary to allow Summa Four's auditors to confirm such expenses and to determine whether or not such expenses were reasonable. Any disputes concerning the amount or reasonableness of such expenses shall be resolved in accordance with the provisions of Section 8.3 below.


2.       INTELLECTUAL PROPERTY RIGHTS DEVELOPED DURING TERM.

         2.1 The Parties agree that all right, title and interest to any and all intellectual property rights to inventions and discoveries made by LLC (either by itself, or through its third party subcontractors, other than Summa Four) pursuant to this Agreement shall be owned by LLC.

         2.2 LLC agrees that it shall not subcontract any part of its work under the Development Plan to a third party unless such third party confirms in writing to both LLC and Summa Four that: (a) all right, title and interest to any and all intellectual property rights to inventions and discoveries made by such third party (either by itself or with LLC ) shall be assigned to LLC; and
(b) such third party agrees to do all reasonable acts and things and execute all such documents and agreements as are reasonably requested by either LLC or Summa Four to (i) confirm and vest the ownership right, title and interest in such intellectual property rights with LLC and (ii) to protect the confidentiality of the Licensed Summa Four Technology; the Licensed Rights, as defined in the Summa Four License of Technology to Summation LLC between the Parties of even date hereof; the Assigned Rights, as defined in the Assignment by Junction of Rights with Respect to Product of even date hereof; and technology developed under this Agreement and/or the Junction Subcontract of even date hereof between LLC and Junction, Inc.

3. PROVISION OF INFORMATION AND COOPERATION. Beginning on the Effective Date, upon the request of LLC, Summa Four will (without charge) provide or otherwise make available to LLC or its subcontractors such records, personnel, data and other information as LLC shall reasonably request or as otherwise may be necessary or appropriate to allow LLC and its subcontractors to undertake and complete the work described in the Development Plan. Upon the request of LLC, Summa Four will (without charge) generally cooperate with LLC and its subcontractors by providing access to Summa Four's facilities for the purpose of LLC undertaking and completing the work described in the Development Plan.

4.       INDEMNITIES.

         4.1 Indemnification by LLC.

              (a) LLC shall indemnify, defend and hold Summa Four harmless from and against all losses, damages, settlements, costs and expenses (including reasonable attorneys' fees) (collectively, "Damages") arising from any claim that any product resulting from work performed under the Development Plan infringes, violates or misappropriates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

              (b) Summa Four shall notify LLC promptly in writing of any third party action (and provide information regarding all prior related claims) brought against Summa Four based on a claim described in Section 4.1(a) above. LLC shall defend such action at its expense and pay all Damages attributable to such claim incurred by Summa Four (as they are incurred). LLC shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Summa Four shall reasonably cooperate with LLC in the defense of such claim, and may be represented, at Summa Four's expense, by counsel of Summa Four's selection.

              (c) In the event that a permanent injunction based solely on a claim indemnified by LLC under Section 4.1(a) above is obtained against the Parties' development, use or distribution of the Product developed pursuant to the Development Plan, then Summa Four shall have the right to terminate this Agreement in accordance with Section 5.2 below.

              (d) The provisions of Section 4.1(a) notwithstanding, LLC shall not have any liability to Summa Four to the extent that any claim of infringement is based upon the Licensed Summa Four Technology.

         4.2 Indemnification by Summa Four.

              (a) Summa Four shall indemnify, defend and hold LLC harmless from and against any Damages arising from any claim that the Licensed Summa Four Technology infringes violates, or misappropriates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

              (b) LLC shall notify Summa Four promptly in writing of any third party action (and provide information regarding all prior related claims) brought against LLC based on a claim described in Section 4.2(a) above. Summa Four shall defend such action at its expense and pay all Damages attributable to such claim incurred by LLC (as they are incurred). Summa Four shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. LLC shall reasonably cooperate with Summa Four in the defense of such claim, and may be represented, at LLC's expense, by counsel of LLC's selection.

              (c) The provisions of Section 4.2(a) notwithstanding, Summa Four shall not have any liability to LLC to the extent that any claim of infringement is based upon use of the Licensed Summa Four Technology for any purpose unrelated to LLC's undertaking and completing work pursuant to the Development Plan or from any modification of the Licensed Summa Four Technology or combination of the Licensed Summa Four Technology with technology not supplied by Summa Four.

5.       TERM.

         5.1 The term of this Agreement shall commence on the Effective Date and shall, unless terminated pursuant to this Article 5, continue until the date on which Summa Four confirms in writing that LLC has completed performance of its obligations under this Agreement.

         5.2 In the event of breach of any provision of this Agreement, the breaching party shall have thirty (30) days after written notice thereof by the non-breaching party within which to cure such breach. In the event such breach has not been cured within such period of time, the non-breaching party may on notice to the breaching party terminate this Agreement. Termination of this Agreement for any reason shall not extinguish the unpaid obligations of Summa Four that accrued prior to the effective date of termination.

6. PRIOR SERVICES BY LLC. LLC hereby acknowledges and agrees that no services have been rendered by LLC to Summa Four prior to the Effective Date for which LLC is entitled to seek reimbursement.

7.       CONFIDENTIALITY.

         7.1 LLC agrees that Summa Four has a proprietary interest in Summa Four's confidential information or data (hereinafter "Confidential Information"). LLC acknowledges and agrees that in the course of its performance of this Agreement the Confidential Information may be made known or made available to LLC. During and after the term of this Agreement, all disclosures to LLC, its agents and employees shall be held in strict confidence by LLC, which shall disclose the Confidential Information only to those of its subcontractors to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Agreement, LLC shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder.

         7.2 Notwithstanding anything contained in this Agreement to the contrary, LLC shall not be liable for a disclosure of Confidential Information if the information so disclosed:

              (a) was in the public domain at the time it was disclosed by Summa Four to LLC; or

              (b) becomes known to LLC from a source other than Summa Four without breach of such source's confidentiality obligations to Summa Four and can be so demonstrated; or

              (c) was disclosed pursuant to court order or as otherwise compelled by law.

         7.3 Upon termination or expiration of this Agreement, as the case may be, LLC shall, at the request of Summa Four, either promptly return to Summa Four or dispose of all Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect).

8.       MISCELLANEOUS.

         8.1 This Agreement and any and all of the rights and obligations of either Party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other Party. This Agreement shall be binding upon, and inure to the benefit of, LLC and Summa Four and their respective successors and assigns, to the extent such assignments are in accordance with this Section 8.1.

         8.2 This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and to be fully performed therein.

         8.3 Any dispute, controversy or claim arising out of or relating to this Agreement, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by LLC, one (1) to be appointed by Summa Four and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA. The decision of the arbitrators shall be executory, final and binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. Judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 8.3 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         8.4 A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

         8.5 Nothing herein contained shall be deemed to create a joint venture, employer-employee, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

         8.6 Each notice required or permitted to be sent under this Agreement shall be given by telecopy transmission or by registered or recorded delivery letter to LLC and to Summa Four at the their addresses and telecopy numbers set forth above. Either Party may change its address and/or telecopy number for purposes of this Agreement by giving the other party written notice of its new address and/or telecopy number. Any properly addressed notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date five (5) days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks are open for business in Manchester, New Hampshire, in which case the date of deemed receipt shall be the next succeeding business day.

         8.7 This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the Parties not contained in this Agreement.

         8.8 If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

         8.9 Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both Parties hereto.

         8.10 Notwithstanding anything else in this Agreement to the contrary, the parties agree that Section 1.7 and Articles 2, 4, 7 and 8 shall survive the expiration of this Agreement to the extent required thereby for the full observation and performance by any or all of the parties hereto.

         8.11 Each of LLC and Summa Four covenants and agrees that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations.

         8.12 Any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

         8.13 This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

         IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.


                                     SUMMA FOUR, INC.


                                     By__________________________________
                                     Name:
                                     Title:


                                     SUMMATION LLC.


                                      By___________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                                Development Plan

To be mutually agreed upon.

                                    EXHIBIT B

                         Licensed Summa Four Technology

To be determined by Summa Four.

                                               EXHIBIT II TO OPERATING AGREEMENT

                              JUNCTION SUBCONTRACT


         THIS JUNCTION SUBCONTRACT (this "Subcontract") is made and entered into as of April 3, 1998 (the "Effective Date") by and between SUMMATION LLC ("LLC"), a Delaware limited liability company with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242 and JUNCTION, INC. ("Junction" and together with LLC shall be referred to as the "Parties" to this Subcontract), a Delaware corporation with offices at 21040 Homestead Avenue, Suite 205, Cupertino, CA 95014, Telecopy No. 408-774-2135.

         WHEREAS, LLC was formed as of the date hereof pursuant to an Operating Agreement executed by Summa Four, Inc, ("Summa Four") and Junction (the "Operating Agreement");

         WHEREAS, LLC has entered into an LLC Development Agreement as of the date hereof with Summa Four; and

         WHEREAS, LLC desires to subcontract to Junction certain development services which LLC has undertaken on behalf of Summa Four, and Junction is willing to provide such services, subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.       DEVELOPMENT AND TESTING OBLIGATIONS.

         1.1 During the term of this Subcontract, Junction shall develop and/or test certain portions of the Product (as defined in the Operating Agreement) in accordance with the terms, conditions and milestones described in the development plan attached as Exhibit A hereto (the "Development Plan").

         1.2 LLC hereby grants a non-exclusive, non-transferable, royalty-free license to Junction during the term of this Subcontract to make, have made, copy, modify, enhance and prepare derivative works of that Summa Four technology described in Exhibit B hereto and related documentation (the "Sublicensed Summa Four Technology") solely at the facilities of Junction or LLC, for the sole purpose of undertaking and completing the work described in the Development Plan. Junction shall have no right to sublicense any rights in the Sublicensed Summa Four Technology (including without limitation to Junction's subcontractors) without the express prior written consent of Summa Four. LLC shall provide the Sublicensed Summa Four Technology to Junction in a format which the Parties reasonably agree is necessary for Junction to undertake and complete the work described in the

Development Plan. Junction shall notify LLC and Summa Four immediately in the event of any actual or suspected unauthorized access to, use of or tampering with the Sublicensed Summa Four Technology. Junction agrees that the Sublicensed Summa Four Technology shall constitute Confidential Information of Summa Four, as defined in Section 7.1 below.

         1.3 The Parties agree that Junction is expected to expend no more than $689,000 ("the Budget") in connection with developing and testing the Product in accordance with the Development Plan.

         1.4 In the event that Junction's reasonable expenses incurred in connection with its work on the Development Plan exceed the Cash Payments, then the Parties shall in good faith explore other means for funding Junction's development and testing work hereunder. Failing further agreement between the Parties, Junction shall suspend further work under this Subcontract once its reasonable expenses are equal to the Cash Payments.

         1.5 For the purposes of this Subcontract, Junction's reasonable costs incurred in connection with its work on the Development Plan shall mean Junction's fully-allocated cost of providing development and testing services to LLC hereunder, including: (i) out-of-pocket costs and a pro-rata portion of the salary and benefits of the Junction employees providing such services; (ii) any other direct expenditures related to the services (which are approved in writing in advance by LLC), including without limitation the cost of materials consumed in performing the services, the costs of leased equipment used in the services, expenditures for services directly undertaken on Junction's behalf and any payments to third parties in connection with the services. Notwithstanding anything contained herein to the contrary, Junction's reasonable costs shall not include any portion of Junction's overhead and general administrative expenses.

         1.6 Junction shall report to LLC within thirty (30) days after the end of each calendar quarter as to its costs incurred in such quarter.

         1.7 The Parties hereto acknowledge and agree that, as part of the preparation of LLC's audited annual accounts, Junction's auditors, at LLC's request, shall deliver to LLC a statement confirming the amount of Junction's costs incurred in connection with its work on the Development Plan. Junction will provide LLC's auditors with reasonable access to such books and records of Junction as may be necessary to allow LLC's auditors to confirm such expenses and to determine whether or not such expenses were reasonable. Any disputes concerning the amount or reasonableness of such expenses shall be resolved in accordance with the provisions of Section 8.3 below.

2.       INTELLECTUAL PROPERTY RIGHTS DEVELOPED DURING TERM.

         2.1 The Parties agree that all right, title and interest to any and all intellectual property rights to inventions and discoveries made by Junction (either by itself, or through its subcontractors, with LLC or with Summa Four) pursuant to this Subcontract shall be owned by LLC and Junction agrees to assign to the LLC all such rights, title and interest. Junction agrees to do all reasonable acts and things and execute all such documents and agreements as are reasonably necessary to confirm and vest the ownership right, title and interest in such intellectual property rights with LLC.

         2.2 Junction agrees that it shall not subcontract any part of its work under the Development Plan to a third party unless such third party confirms in writing to each of Junction, LLC and Summa Four that: (a) all right, title and interest to any and all intellectual property rights to inventions and discoveries made by such third party (either by itself, with Junction, with LLC or with Summa Four) pursuant to such an agreement shall be assigned to LLC; and
(b) such third party agrees to do all reasonable acts and things and execute all such documents and agreements as are reasonably requested by Junction, LLC or Summa Four to (i) confirm and vest the ownership right, title and interest in such intellectual property rights with LLC or Summa Four and (ii) to protect the confidentiality of the Sublicensed Summa Four Technology; the Licensed Rights, as defined in the Summa Four License of Technology to Summation LLC, of even date hereof, between Summa Four and the LLC; the Assigned Rights, as defined in the Assignment by Junction of Rights with Respect to Products, of even date hereof, between the Parties; and technology developed under this Agreement and/or the LLC Development Agreement between Summa Four and LLC.

3. PROVISION OF INFORMATION AND COOPERATION. Beginning on the Effective Date, upon the request of Junction, LLC will (without charge) provide or otherwise make available to Junction or its subcontractors such records, personnel, data and other information as Junction shall reasonably request or as otherwise may be necessary or appropriate to allow Junction and its subcontractors to undertake and complete the work described in the Development Plan. Upon the request of Junction, LLC will (without charge) generally cooperate with Junction and its subcontractors by providing access to LLC's facilities for the purpose of Junction undertaking and completing the work described in the Development Plan.

4.       INDEMNITIES.

         4.1      Indemnification by Junction.

                  (a) Junction shall indemnify, defend and hold LLC harmless from and against all losses, damages, settlements, costs and expenses (including reasonable attorneys' fees) (collectively, "Damages") arising from any claim that any product resulting from work performed under the Development Plan infringes, violates or misappropriates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

              (b) LLC shall notify Junction promptly in writing of any third party action (and provide information regarding all prior related claims) brought against LLC based on a claim described in Section 4.1(a) above. Junction shall defend such action at its expense and pay all Damages attributable to such claim incurred by LLC (as they are incurred). Junction shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. LLC shall reasonably cooperate with Junction in the defense of such claim, and may be represented, at LLC's expense, by counsel of LLC's selection.

              (c) In the event that a permanent injunction based solely on a claim indemnified by Junction under Section 4.1(a) above is obtained against the Parties' development, use or distribution of the Product developed pursuant to the Development Plan, then LLC shall have the right to terminate this Subcontract in accordance with Section 5.2 below.

              (d) The provisions of Section 4.1(a) notwithstanding, Junction shall not have any liability to LLC to the extent that any claim of infringement is based upon the Sublicensed Summa Four Technology.

         4.2  Indemnification by LLC.

              (a) LLC shall indemnify, defend and hold Junction harmless from and against any Damages arising from any claim that the Sublicensed Summa Four Technology infringes violates, or misappropriates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

              (b) Junction shall notify LLC promptly in writing of any third party action (and provide information regarding all prior related claims) brought against Junction based on a claim described in Section 4.2(a) above. LLC shall defend such action at its expense and pay all Damages attributable to such claim incurred by Junction (as they are incurred). LLC shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Junction shall reasonably cooperate with LLC in the defense of such claim, and may be represented, at Junction's expense, by counsel of Junction's selection.

              (c) The provisions of Section 4.2(a) notwithstanding, LLC shall not have any liability to Junction to the extent that any claim of infringement is based upon use of the Sublicensed Summa Four Technology for any purpose unrelated to Junction's undertaking and completing work pursuant to the Development Plan.

5.       TERM.

         5.1 The term of this Subcontract shall commence on the Effective Date and shall, unless terminated pursuant to this Article 5, continue until the date on which Summa Four confirms in writing that LLC has completed performance of its obligations under this Agreement.

         5.2 In the event of breach of any provision of this Subcontract, the breaching party shall have thirty (30) days after written notice thereof by the non-breaching party within which to cure such breach. In the event such breach has not been cured within such period of time, the non-breaching party may on notice to the breaching party terminate this Subcontract. Termination of this Subcontract for any reason shall not extinguish the unpaid obligations of LLC that accrued prior to the effective date of termination.

6. PRIOR SERVICES BY JUNCTION. Junction hereby acknowledges and agrees that no services have been rendered by Junction to LLC or Summa Four prior to the Effective Date for which Junction is entitled to seek reimbursement.

7.       CONFIDENTIALITY; NON-COMPETITION COVENANT.

         7.1 Junction agrees that Summa Four has a proprietary interest in Summa Four's confidential information or data (hereinafter "Confidential Information"). Junction acknowledges and agrees that in the course of its performance of this Subcontract the Confidential Information may be made known or made available to Junction. During and after the term of this Subcontract, all disclosures to Junction, its agents and employees shall be held in strict confidence by Junction, which shall disclose the Confidential Information only to those of its subcontractors to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Subcontract, Junction shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder. The provisions of this Section 7.1 shall also apply to any consultants or subcontractors during and after the term of this Agreement, that Junction may engage in connection with its obligations under this Subcontract.

         7.2 Notwithstanding anything contained in this Subcontract to the contrary, Junction shall not be liable for a disclosure of Confidential Information if the information so disclosed:

             (a) was in the public domain at the time it was disclosed by Summa Four or LLC to Junction; or

             (b) was known to or contained in the records of Junction from a source other than LLC or Summa Four at the time of disclosure by LLC or Summa Four to Junction and can be so demonstrated; or

             (c) becomes known to Junction from a source other than LLC or Summa Four without breach of such source's confidentiality obligations to LLC or Summa Four and can be so demonstrated; or

             (d) was disclosed pursuant to court order or as otherwise compelled by law.

         7.3 Upon termination or expiration of this Subcontract, as the case may be, Junction shall, at the request of Summa Four, either promptly return to Summa Four or dispose of all Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect).

         7.4 Junction hereby agrees, and shall cause each of its shareholders, employees and consultants to agree in writing that, for the one-year period immediately following the end of the term of this Subcontract, neither Junction nor they shall directly or indirectly engage in any activity which is or would be competitive with the LLC, the Product or any variation or derivative thereof. Each such agreement shall contain an acknowledgment by such shareholder, employee or consultant, as the case may be, that Summa Four is a third-party beneficiary of such agreement, and that Summa Four shall have a right to enforce such agreement directly against such shareholder, employee or consultant. Junction agrees and acknowledges the payments to be made by Summa Four to Junction hereunder are sufficient to compensate Junction and its shareholders, employees and consultants for the non-competition obligation set forth in this
Section 7.4, and Junction shall pay each such person such amounts as are necessary to compensate them for such non-competition obligations.

8.       MISCELLANEOUS.

         8.1 This Subcontract and any and all of the rights and obligations of either Party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other Party. This Subcontract shall be binding upon, and inure to the benefit of, Junction and LLC and their respective successors and assigns, to the extent such assignments are in accordance with this Section 8.1.

         8.2 This Subcontract shall be governed, interpreted and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and to be fully performed therein.

         8.3 Any dispute, controversy or claim arising out of or relating to this Subcontract, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by Junction, one (1) to be appointed by LLC and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA. The decision of the arbitrators shall be executory, final and binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. Judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 8.3 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         8.4 A waiver of any breach of any provision of this Subcontract shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Subcontract.

         8.5 Nothing herein contained shall be deemed to create a joint venture, employer-employee, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

         8.6 Each notice required or permitted to be sent under this Subcontract shall be given by telecopy transmission or by registered or recorded delivery letter to Junction and to LLC at the their addresses and telecopy numbers set forth above. Either Party may change its address and/or telecopy number for purposes of this Subcontract by giving the other party written notice of its new address and/or telecopy number. Any properly addressed notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date five (5) days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks are open for business in Manchester, New Hampshire, in which case the date of deemed receipt shall be the next succeeding business day.

         8.7 This Subcontract embodies the entire understanding between the Parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or Subcontracts between the Parties not contained in this Subcontract.

         8.8 If any provision of this Subcontract is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Subcontract shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Subcontract.

         8.9 Any amendment or modification of any provision of this Subcontract must be in writing, dated and signed by both Parties hereto.

         8.10 Notwithstanding anything else in this Subcontract to the contrary, the parties agree that Section 1.7 and Articles 2, 4, 7 and 8 shall survive the expiration of this Subcontract to the extent required thereby for the full observation and performance by any or all of the parties hereto.

         8.11 Each of Junction and LLC covenants and agrees that all of its activities under or pursuant to this Subcontract shall comply with all applicable laws, rules and regulations.

         8.12 Any headings contained herein are for directory purposes only, do not constitute a part of this Subcontract, and shall not be employed in interpreting this Subcontract.

         8.13 This Subcontract may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

         8.14 For the purposes of Article 8 above, Junction acknowledges that Summa Four is a third-party beneficiary of this Agreement, and that Summa Four shall have a right to enforce the confidentiality obligations contained in
Article 8 directly against Junction.

         IN WITNESS WHEREOF, the Parties hereto have signed this Subcontract.


                                              SUMMATION LLC


                                              By________________________________
                                              Name:
                                              Title:


                                              JUNCTION, INC.


                                              By________________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                                Development Plan

5/15/98     Board layout and fabrication and testing to be completed.

5/15/98     Software integration to be completed.

6/30/98     Test and initial data release to be completed.

T.B.D.      Additional milestones to be mutually determined after Beta release.

                                    EXHIBIT B

                        Sublicensed Summa Four Technology

                   To be mutually agreed upon by the parties.

                                              EXHIBIT III TO OPERATING AGREEMENT


                                  SUMMA LICENSE


         THIS SUMMA LICENSE (this "Agreement") is made and entered into as of April 3, 1998 (the "Effective Date") by and between SUMMA FOUR, INC. ("Summa Four"), a Delaware corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242, and SUMMATION LLC ("LLC" and together with Summa Four shall be referred to as the Parties to this Agreement), a Delaware limited liability company with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103, Telecopy No. 603-695-1242.

         WHEREAS, LLC was formed as of the date hereof pursuant to an Operating Agreement executed by Summa Four and Junction, Inc. (the "Operating Agreement").

         NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.       Grant of License:

         1.1 For the period beginning on the Effective Date through March 31, 2003, LLC hereby grants Summa Four a paid-up, royalty-free, exclusive, worldwide license (with the right to sublicense) to make, have made, copy, modify, enhance, prepare derivative works of, import and distribute the Product (as defined in the Operating Agreement) and related documentation (the "Documentation").

         1.2 In the event of a material breach of any of the provisions hereof by either party, the non-breaching party may seek to recover monetary damages against the breaching party in accordance with Section 2.6 below. The non-breaching party shall not have the right to terminate this Agreement.

2.       Miscellaneous Provisions:

         2.1 This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Hampshire applicable to agreements made and to be fully performed therein.

         2.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association (AAA), which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Manchester, New Hampshire, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration shall be conducted by three (3) arbitrators, one (1) to be appointed by LLC, one (1) to be appointed by Summa Four and the remaining arbitrator being nominated by the arbitrators so selected or, if they cannot agree on the remaining arbitrator, by the President of the AAA. The decision of the arbitrators shall be executory, final and binding upon the Parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. Judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this
Section 2.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         2.3 A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

         2.4 Nothing herein contained shall be deemed to create a joint venture, employer-employee, agency or partnership relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

         2.5 This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the Parties not contained in this Agreement.

         2.6 If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

         2.7 Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both Parties hereto.

         2.8 Any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

         2.9 This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

         IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.


                                         SUMMA FOUR, INC.


                                         By__________________________________
                                         Name:
                                         Title:


                                         SUMMATION LLC.


                                         By__________________________________
                                         Name:
                                         Title:


                                      -3-